                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              THE HOME DEPOT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

TO OUR STOCKHOLDERS:

It is my pleasure to invite you to attend our 2004 Annual Meeting of Stockholders on Thursday, May 27, 2004, at 10:00 a.m., Central Time. The meeting will be held at The Westin Galleria Dallas in Dallas, Texas.

The matters to be acted upon at the meeting are described in the Notice of Annual Meeting of Stockholders and Proxy Statement. At the meeting, we will also report on the Company's performance and operations during fiscal 2003 and respond to stockholder questions.

We anticipate a large number of attendees at our Annual Meeting of Stockholders. While we will make every effort to accommodate all attendees, we cannot guarantee seating availability. We will seat attendees on a first-come, first-served basis. We strongly recommend that stockholders arrive 20 to 30 minutes prior to the start of the meeting. If you will need special assistance or seating at the meeting, please contact Audrey Davies at (770) 433-8211 Ext. 12700. We will provide an interpreter for the hearing impaired.

Please note that for security reasons we discourage attendees from bringing large bags, knapsacks, backpacks or similar items into the meeting. Attendees who bring such items may be asked to check them at the coat check.

PLEASE NOTE THAT YOU WILL NEED TO PRESENT AN ADMISSION TICKET IN ORDER TO ATTEND THE ANNUAL MEETING. If your shares are registered in your name and you received your proxy materials by mail, your admission ticket is attached to your proxy card. If your shares are registered in your name and you received your proxy materials electronically via the Internet, you will need to print an admission ticket after you vote by clicking on the "Options" button at the bottom of the screen that provides a summary of your vote. Then click on the "Admission Ticket" button that appears on the next screen and click on the "Print this Page" icon to print your ticket. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name for your benefit on the records of the Company's transfer agent.

All stockholders will be required to present valid picture identification to enter the meeting. IF YOU DO NOT HAVE AN ADMISSION TICKET OR LEGAL PROXY AND VALID PICTURE IDENTIFICATION, YOU MAY NOT BE ADMITTED TO THE MEETING.

If you are unable to attend the meeting, you can listen to it live over the Internet. You can access the audio by going to our website, www.homedepot.com. A replay will also be available until June 4, 2004.

You may elect to receive your proxy materials and Annual Report from the Company electronically through the Internet in the future. You may sign up by following the instructions on your proxy card or broker instruction form. Receiving future Annual Reports and proxy materials through the Internet will be simpler for you, will save the Company money and is friendlier to the environment, so we encourage you to sign up for electronic delivery.

Your vote is very important. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy by telephone, the Internet or by mail. If you are a registered stockholder and attend the meeting, you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

Thank you for your support.

Sincerely,

/s/ Robert L. Nardelli

Robert L. Nardelli
Chairman, President and Chief Executive Officer

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TIME:                   10:00 a.m., Central Time, on Thursday, May 27, 2004.

PLACE:                  The Westin Galleria Dallas
                        13340 Dallas Parkway
                        Dallas, Texas 75240

ITEMS OF BUSINESS:      (1) To elect all of the members of the Board of
                            Directors;

                        (2) To ratify the appointment of KPMG LLP as the
                            independent auditors of the Company for the fiscal year ending January 30, 2005;

                        (3) To act on stockholder proposals described in the
                            attached Proxy Statement; and

                        (4) To transact any other business properly coming
                            before the Annual Meeting.

WHO MAY VOTE:           You may vote if you were a stockholder of record on
                        March 29, 2004.

ANNUAL REPORT:          A copy of our 2003 Annual Report is enclosed.

DATE OF MAILING:        We will begin to mail this Notice and the Proxy
                        Statement to stockholders on or about April 12, 2004.

                                          By Order of the Board of Directors,

                                                /s/ Frank L. Fernandez

                                             Frank L. Fernandez, Secretary

TABLE OF CONTENTS

About the 2004 Annual Meeting of Stockholders                    1
Board of Directors Information                                   3
Election of Directors and Director Biographies                   7
Proposal to Ratify the Appointment of KPMG LLP                   9
Stockholder Proposal Regarding Outside Director Term Limits     10
Company Response to Stockholder Proposal Regarding Outside
   Director Term Limits                                         11
Stockholder Proposal Regarding Poison Pill Implementation       12
Company Response to Stockholder Proposal Regarding Poison
   Pill Implementation                                          13
Stockholder Proposal Regarding Performance Goals as a
   Prerequisite to Vesting of Restricted Stock and Deferred
   Stock Units                                                  14
Company Response to Stockholder Proposal Regarding
   Performance Goals as a Prerequisite to Vesting of
   Restricted Stock and Deferred Stock Units                    15
Stockholder Proposal Regarding Implementation of ILO Global
   Human Rights Standards                                       16
Company Response to Stockholder Proposal Regarding
   Implementation of ILO Global Human Rights Standards          17
Stockholder Proposal Regarding Future Severance Agreements      18
Company Response to Stockholder Proposal Regarding Future
   Severance Agreements                                         19
Stockholder Proposal Regarding Method of Voting for
   Directors                                                    20
Company Response to Stockholder Proposal Regarding Method of
   Voting for Directors                                         21
Executive Compensation                                          22
   Summary Compensation Table                                   22
   Option Grants in Fiscal 2003 Table                           25
   Aggregated Option Exercises in Fiscal 2003 and Fiscal
      Year-End Option Values Tables                             25
   Long-Term Incentive Plan Awards in Last Fiscal Year          26
   Equity Compensation Plan Information                         27
Compensation Committee Report                                   32
Audit Committee Report and Fees Paid to Independent Auditors    35
Stock Performance Graph                                         37
Beneficial Ownership of Common Stock                            38
General                                                         39
Audit Committee Charter                                        A-1

ABOUT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

WHAT AM I VOTING ON?
You will be voting on the following:
- To elect all of the members of the Board of Directors;
- To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending January 30, 2005 ("Fiscal 2004");
- To act on stockholder proposals described in this Proxy Statement; and
- To transact any other business properly coming before the 2004 Annual Meeting of Stockholders (the "Meeting").

WHO IS ENTITLED TO VOTE?
You may vote if you owned shares of the Company's common stock as of the close of business on March 29, 2004. Each share of common stock is entitled to one vote. As of March 29, 2004, we had 2,243,450,583 shares of common stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?
If you are a registered stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, EquiServe Trust Company, N.A., you have three voting options:
- Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;
- By telephone, through the number shown on your proxy card; or
- By mail, by completing, signing and returning the enclosed proxy card.
If you hold your shares through an account with a bank or broker, your ability to vote by telephone or the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

MAY I VOTE AT THE MEETING?
You may vote your shares at the Meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the Meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name for your benefit on the records of the Company's transfer agent. Even if you plan to attend the Meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

CAN I CHANGE MY MIND AFTER I VOTE?
You may change your vote at any time before the polls close at the conclusion of voting at the Meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the Meeting, (2) voting again by telephone or over the Internet prior to 10:00 a.m., Central Time, on May 27, 2004 (or, if earlier, the time indicated on your proxy card), or (3) voting at the Meeting if you are a registered stockholder or have obtained a legal proxy from your bank or broker.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
Proxies that are signed and returned but do not contain instructions will be voted (1) FOR the election of the nominees for director named on pages 7 and 8 of this Proxy Statement, (2) FOR the ratification of KPMG LLP as the independent auditors of the Company for Fiscal 2004, (3) AGAINST the stockholder proposals, and (4) in accordance with the best judgement of the named proxies on any other matters properly brought before the Meeting.

HOW DO I VOTE IF I PARTICIPATE IN ONE OF THE FUTUREBUILDER PLANS?
You may vote your shares by Internet, telephone or mail, all as described on the enclosed proxy card. By voting, you are instructing the trustee of your FutureBuilder Plan to vote all of your shares as directed. If you do not vote, the shares credited to your account will be voted by the trustee for the FutureBuilder Plan in the same proportion that it votes shares in other accounts for which it received timely instructions. If you also own stock in your own name and not through a broker, your proxy card includes both those shares and shares credited to your FutureBuilder Plan account.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR INSTRUCTION FORM?
It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of these shares. We recommend that you consolidate as many accounts as possible under the same name and address. Please contact our transfer agent, EquiServe Trust Company, N.A., at 1-800-577-0177 or at www.equiserve.com if you would like additional information on consolidating your accounts.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR INSTRUCTION FORM?
If you are a registered stockholder and do not provide a proxy, you must attend the Meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their

ABOUT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

customers do not provide voting instructions on certain "routine" matters. The election of directors and the ratification of KPMG LLP as the independent auditors of the Company for Fiscal 2004 are considered routine matters for which brokerage firms may vote without specific instructions. The other proposals to be voted on at the Meeting are not considered "routine" under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as "broker non-votes."

HOW CAN I ATTEND THE MEETING?
The Meeting is open to all holders of Home Depot common stock as of March 29, 2004. To attend the Meeting, you will need to bring an admission ticket and valid picture identification. If your shares are registered in your name and you received your proxy materials by mail, your admission ticket is attached to your proxy card. If your shares are registered in your name and you received your proxy materials electronically via the Internet, you will need to print an admission ticket after you vote by clicking on the "Options" button at the bottom of the screen that provides a summary of your vote. Then click on the "Admission Ticket" button that appears on the next screen and click on the "Print this Page" icon to print your ticket. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket. IF YOU DO NOT HAVE AN ADMISSION TICKET OR LEGAL PROXY AND VALID PICTURE IDENTIFICATION, YOU MAY NOT BE ADMITTED TO THE MEETING.

HOW CAN I LISTEN TO THE MEETING OVER THE INTERNET?
You can listen to the Meeting live by logging onto our website, www.homedepot.com and clicking on the Meeting icon. A replay will also be available on the website until June 4, 2004. (We have included our website address only as a textual reference. The information contained on our website is not incorporated by reference into this Proxy Statement.)

MAY STOCKHOLDERS ASK QUESTIONS AT THE MEETING?
Yes. Representatives of the Company will answer stockholders' questions of general interest at the end of the Meeting. In order to give a greater number of stockholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?
Your shares are counted as present at the Meeting if you attend the Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our Meeting, a majority of our outstanding shares of common stock as of March 29, 2004 must be present in person or by proxy at the Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Meeting.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY'S PROPOSALS?
The nominees receiving the highest number of "For" votes will be elected as directors. This number is called a plurality. Shares not voted will have no impact on the election of directors. The proxy given will be voted FOR each of the nominees for director unless a properly executed proxy card is marked "Withhold Authority" as to a particular nominee or nominees for director.

The ratification of the appointment of KPMG LLP as the independent auditors of the Company for Fiscal 2004 requires that a majority of the votes cast at the Meeting be voted "For" the proposal. A properly executed proxy card marked "Abstain" with respect to this proposal will not be voted.

HOW MANY VOTES ARE NEEDED TO APPROVE THIS YEAR'S STOCKHOLDER PROPOSALS? Approval of each stockholder proposal requires that a majority of votes cast at the Meeting be voted "For" the proposal. A properly executed proxy card marked "Abstain" with respect to these proposals will not be voted. Broker non-votes will not be voted with respect to any stockholder proposals presented at the Meeting.

BOARD OF DIRECTORS INFORMATION

WHAT IS THE MAKEUP OF THE BOARD OF DIRECTORS AND HOW OFTEN ARE MEMBERS ELECTED? Our Board of Directors currently has 12 members. However, in accordance with our By-Laws, the Board of Directors has approved a reduction in the size of the Board to 10 members for any prospective election or appointment of directors, provided, however, that members of the Board who are not standing for re-election shall continue to serve out the remainder of their one-year terms. Each director stands for election every year. Candidates are eligible for nomination to the Board of Directors until they reach the Company's mandatory retirement age of 72.

ARE ANY DIRECTORS NOT STANDING FOR RE-ELECTION?
Yes. William S. Davila is retiring from the Board effective as of the Meeting because he has reached our mandatory retirement age of 72. In addition, Richard
A. Grasso will not stand for re-election to the Board.

WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO SERVE?
Each of the nominees listed in the Proxy Statement has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board of Directors.

HOW ARE DIRECTORS COMPENSATED?
During the fiscal year ended February 1, 2004 ("Fiscal 2003"), each Board member who was not employed by the Company received an annual retainer of $110,000, paid in the following manner:
- $70,000 in the form of deferred stock rights granted under The Home Depot, Inc. 1997 Omnibus Stock Incentive Plan (the "Omnibus Plan"); and
- $40,000 in the form of cash or deferred stock units under The Home Depot, Inc. Non Employee Directors' Deferred Stock Compensation Plan (the "Directors Plan"), at the election of the director.
Each non-employee Board member also received 7,500 non-qualified stock options.

In addition to the annual retainer and stock options, each director received $2,000 per Board meeting and $1,000 per Committee meeting attended. Each director who served as a Chair of a committee of the Board of Directors received $5,000, except for the Chair of the Audit Committee, who received $10,000. Board and Committee meeting and chair fees are payable in cash or deferred stock units under the Directors Plan, at the election of the director.

The Company also pays the travel and accommodation expenses of directors and, when requested by the Company, their spouses to attend Board meetings, conduct store visits and participate in other corporate functions, together with any taxes related to such payments.

As part of the Company's overall support of charitable organizations, and in order to preserve its ability to attract directors with outstanding experience and ability, the Company maintains a program that permits each director to recommend charitable organizations to receive up to $1,000,000 from the Company upon the director's mandatory retirement. Additionally, through the program, the Company will match up to $75,000 of charitable donations made by each director during each calendar year. The directors will not receive any financial benefit from this program because the charitable deductions accrue solely to the Company. Donations under the program are not made to any charity from which the director or a party related to the director directly or indirectly receives compensation.

HOW DOES THE BOARD DETERMINE WHICH DIRECTORS ARE INDEPENDENT?
In February 2004, the Board of Directors adopted revised Corporate Governance Guidelines that meet or exceed the independence standards adopted by the Securities and Exchange Commission and the New York Stock Exchange. The Company's Corporate Governance Guidelines are available in the Investor Relations section of the Company's website at www.homedepot.com. In addition, a copy may also be obtained upon request to the Company's Investor Relations department.

Pursuant to the Corporate Governance Guidelines, the Board of Directors reviewed the independence of each director in February 2004. During the review, the Board of Directors considered transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

Based on this review, the Board affirmatively determined that all of the directors nominated for election at the Meeting are independent of management, with the exception of Robert L. Nardelli and Milledge A. Hart, III. Mr. Nardelli is considered an inside director because of his employment as President and Chief Executive Officer of the Company. Mr. Hart is considered a non-independent outside director because of certain transactions in the ordinary course of business between a company controlled by Mr. Hart and the Company, which are not significant enough to require reporting by the Company.

WHAT DOES THE LEAD DIRECTOR DO?
The Lead Director is selected by the Board of Directors to act as a liaison between the non-management directors and

BOARD OF DIRECTORS INFORMATION

the Company's management. The Lead Director also chairs the executive sessions of non-management directors and consults with the Chairman of the Board on the agenda for Board meetings and other matters pertinent to the Company and the Board. Kenneth G. Langone currently serves as Lead Director. His current term expires in May 2004.

WHAT ROLE DOES THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE PLAY IN SELECTING NOMINEES TO THE BOARD OF DIRECTORS?
As stated it its Charter, two of the primary purposes of the Company's Nominating and Corporate Governance Committee are to (i) develop and implement policies and procedures that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its stockholders and (ii) identify individuals qualified to become members of the Board of Directors and to recommend to the Board of Directors the director nominees for the next annual meeting of stockholders. The Nominating and Corporate Governance Committee is also specifically responsible for considering candidates for membership on the Board of Directors submitted by eligible stockholders. The Nominating and Corporate Governance Committee's Charter is available on the Company's website at www.homedepot.com under Investor Relations.

ARE THE MEMBERS OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
INDEPENDENT?
Yes. All of the members of the Nominating and Corporate Governance Committee have been determined to be independent by the Board of Directors pursuant to the standards of independence set forth in the Company's Corporate Governance Guidelines.

HOW DOES THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE IDENTIFY AND EVALUATE NOMINEES FOR DIRECTOR?
The Nominating and Corporate Governance Committee considers candidates for nomination to the Board of Directors from a number of sources. Current members of the Board of Directors are considered for re-election unless they have reached the mandatory retirement age or have notified the Company that they do not wish to stand for re-election. The Nominating and Corporate Governance Committee also considers candidates recommended by current members of the Board of Directors, members of management or eligible stockholders. From time to time the Board may engage a firm to assist in identifying potential candidates, although the Company did not engage such a firm to identify any of the nominees for director to be elected at the Meeting.

The Nominating and Corporate Governance Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate's experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or "fit" of such candidate with existing members of the Board of Directors and management.

WHAT ARE THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE'S POLICIES AND PROCEDURES FOR CONSIDERING DIRECTOR CANDIDATES RECOMMENDED BY STOCKHOLDERS?
The Nominating and Corporate Governance Committee will consider all candidates recommended by eligible stockholders. An eligible stockholder is a stockholder (or group of stockholders) who owns at least 5% of the Company's outstanding shares and who has held such shares for at least one year as of the date of the recommendation. A stockholder wishing to recommend a candidate must submit the following documents to the Corporate Secretary of the Company at The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339:
- A recommendation that identifies the candidate and provides contact information for such candidate;
- The written consent of the candidate to serve as a director of the Company, if elected; and
- Documentation establishing that the stockholder making the recommendation is an eligible stockholder.
Upon receipt of the requested documents, the Corporate Secretary will determine if the stockholder submitting the recommendation is an eligible stockholder based on such documents. If the stockholder is not an eligible stockholder, the Nominating and Corporate Governance Committee may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board of Directors.

If the candidate is to be evaluated by the Nominating and Corporate Governance Committee, the Corporate Secretary will request a detailed resume, an autobiographical statement explaining the candidate's interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for background check from the candidate. Such documents must be received from the candidate prior to the first day of February preceding the Annual Meeting of Stockholders for the Nominating and Corporate Governance Committee to evaluate the candidate and consider such candidate for nomination by the Board of Directors.

BOARD OF DIRECTORS INFORMATION

WHAT ARE THE MINIMUM QUALIFICATIONS REQUIRED TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS?
All members of the Board of Directors must possess the following minimum qualifications as determined by the Nominating and Corporate Governance
Committee:
- A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
- A director must be prepared to represent the best interests of all of the Company's stockholders, and not just one particular constituency;
- A director must have a record of professional accomplishment in his or her chosen field; and
- A director must be prepared and able to participate fully in Board activities, including membership on at least two committees.

WHAT OTHER CONSIDERATIONS DOES THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CONSIDER?
The Nominating and Corporate Governance Committee believes it is important to have Directors from various backgrounds and professions in order to ensure that the Board of Directors has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.

MAY STOCKHOLDERS NOMINATE CANDIDATES FOR ELECTION TO THE BOARD OF DIRECTORS WITHOUT CONSIDERATION BY THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE?
Yes. All nominations should be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339, together with the written consent of the recommended person to serve as a director of the Company, if elected. Pursuant to our Certificate of Incorporation, nominations of candidates standing for election at the Meeting must be received by April 27, 2004.

HOW MAY STOCKHOLDERS COMMUNICATE WITH MEMBERS OF THE BOARD OF DIRECTORS? Stockholders and others who are interested in communicating directly with the members of the Board of Directors may do so by writing to the directors at the following address:

                         Name of Director or Directors
                    c/o Secretary to the Board of Directors
                              The Home Depot, Inc.
                          2455 Paces Ferry Road, N.W.
                             Atlanta, Georgia 30339

All correspondence received is entered into a log for tracking purposes. The Corporate Secretary of the Company reviews such correspondence and provides the Board with a summary of such correspondence and a copy of any correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board of Directors or the standing committees of the Board of Directors or that otherwise requires their attention, at each Board of Directors meeting. Correspondence relating to accounting, internal controls or auditing matters is immediately brought to the attention of the Company's internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

DOES THE COMPANY HAVE A CODE OF ETHICS?
The Company has adopted a Business Code of Conduct and Ethics, which is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. The Business Code of Conduct and Ethics includes a Code of Ethics for Senior Financial Officers, which is applicable to Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, all Vice Presidents of the Finance Department and other designated financial associates. The complete text of the Business Code of Conduct and Ethics is available on the Company's website at www.homedepot.com under Investor Relations. The Company intends to post any amendments to or waivers from its Business Code of Conduct and Ethics at this location on its website.

HOW OFTEN DID THE BOARD MEET IN FISCAL 2003?
The Board of Directors met five times during Fiscal 2003. The number of times that each Committee of the Board of Directors met is shown on page 6 of this Proxy Statement. During Fiscal 2003, each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the standing committees of which he or she was a member. While the Company has not adopted a formal policy regarding Board of Directors attendance at the Annual Meeting of Stockholders, in 2003 all members of the Board of Directors attended the Annual Meeting of Stockholders.

BOARD OF DIRECTORS INFORMATION

WHAT ARE THE COMMITTEES OF THE BOARD?
During Fiscal 2003, the Board of Directors had standing Executive, Audit, Compensation, Nominating and Corporate Governance and Human Resources Committees, and an Information Technology Advisory Council. The members of each of the committees and the Information Technology Advisory Council, their functions and the number of meetings held in Fiscal 2003 are shown below:

                                                                                                        Number of Meetings
Name of Committee and Members                         Functions of the Committee                        in Fiscal 2003
-------------------------------------------------------------------------------------------------------------------------------
EXECUTIVE:                                            - Exercises the authority of the full                        9
         Robert L. Nardelli, Chair                       Board on specified matters between
         John L. Clendenin                               Board meetings
         Berry R. Cox
         Milledge A. Hart, III
         Kenneth G. Langone

AUDIT:                                                - Selects the Company's independent                          8
         John L. Clendenin, Chair                        auditors
         Gregory D. Brenneman                         - Oversees auditing procedures
         Richard H. Brown(1)                          - Receives and accepts the report of
         William S. Davila                               independent auditors
         Claudio X. Gonzalez                          - Oversees internal systems of accounting
         Bonnie G. Hill                                  and management control

COMPENSATION:                                         - Reviews and recommends compensation of                     6
         Claudio X. Gonzalez, Chair                      directors and executive officers
         Gregory D. Brenneman                         - Administers stock incentive and
         Berry R. Cox                                    purchase plans
         William S. Davila                            - Makes grants of stock and option awards
         Richard A. Grasso                               pursuant to stock incentive plans

NOMINATING AND                                        - Makes recommendations for nominees for                     4
         CORPORATE GOVERNANCE:(2)                        director
         Kenneth G. Langone, Chair                    - Reviews and monitors activities of
         Richard H. Brown                                Board members
         John L. Clendenin                            - Oversees the Company's corporate
         Richard A. Grasso                               governance practices and procedures
         Roger S. Penske

HUMAN RESOURCES:                                      - Reviews and recommends policies,                           4
         Bonnie G. Hill, Chair                           practices and procedures concerning
         Richard H. Brown                                human resource- related matters
         Milledge A. Hart, III
         Kenneth G. Langone
         Roger S. Penske

INFORMATION TECHNOLOGY                                - Reviews and recommends practices and                       9
         ADVISORY COUNCIL:                               procedures concerning information
         Milledge A. Hart, III, Chair                    support and security systems
         Berry R. Cox
         Richard A. Grasso
         Roger S. Penske

(1) Richard H. Brown served as a member of the Audit Committee from August 2003 through the end of Fiscal 2003.
(2) Milledge A. Hart, III served as a member of the Nominating and Corporate Governance Committee through its May 2003 meeting.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
(ITEM 1 ON THE PROXY CARD)

WHO ARE THIS YEAR'S NOMINEES?
The nominees standing for election this year to hold office until the next annual meeting of stockholders and until his or her successor is elected are:

GREGORY D. BRENNEMAN, 42, Director since 2000
- Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm, since October 2002
- President and Chief Executive Officer of PricewaterhouseCoopers Consulting from June 2002 to October 2002
- President of Continental Airlines, Inc. from 1996 to 2001 and member of the Board and Chief Operating Officer of Continental Airlines from 1995 to 2001
- Member of the Board of Automatic Data Processing, Inc.

RICHARD H. BROWN, 56, Director since 2000
- Chairman and Chief Executive Officer of Electronic Data Systems Corporation from 1999 to 2003
- Chief Executive Officer of Cable & Wireless plc from 1996 to 1998
- President and Chief Executive Officer of H&R Block, Inc. from 1995 to 1996
- President of Illinois Bell Telephone Company from 1990 to 1995; served as Vice Chairman of Ameritech Corporation (parent company of Illinois Bell) and as a member of its Board of Directors from 1993 to 1995
- Member of the Board of E.I. du Pont de Nemours and Company
- Member of the Business Council
- Member of the Board of Trustees of Southern Methodist University
- Member of the Board of Trustees of Ohio University Foundation

JOHN L. CLENDENIN, 69, Director since 1996
- Retired as Chairman in 1997 and as President and Chief Executive Officer in 1996 of BellSouth Corporation
- Director Emeritus of BellSouth Corporation since 1997
- Member of the Board of:
   - Acuity Brands, Inc.
   - Coca-Cola Enterprises Inc.
   - Equifax Inc.
   - The Kroger Co.
   - Powerwave Technologies, Inc.
- Past Chairman/President of:
   - The Committee for Economic Development
   - Junior Achievement
   - The Boy Scouts of America
   - U.S. Chamber of Commerce

BERRY R. COX, 50, Director since 1978
- Sole Director of Berry R. Cox, Inc., a privately held investment management company since 1987
- Principally engaged in investments in public and private securities and real estate development for over 25 years
- Member of Board of Trustees of Southwestern Medical Foundation

CLAUDIO X. GONZALEZ, 69, Director since 2001
- Chairman and Chief Executive Officer of Kimberly-Clark de Mexico, S.A. de C.V. since 1973
- Member of the Board of:
   - General Electric Company
   - Kellogg Company
   - Kimberly-Clark Corporation
   - Mexico Fund, Inc.
   - Grupo Carso
   - Grupo ALFA
   - Grupo Mexico
   - Grupo Televisa
   - Investment Co. of America

MILLEDGE A. HART, III, 70, Director since 1978
- Member of the Board since 1985 and Chairman since 1997 of DocuCorp International, Inc.
- Chairman of the Board of:
   - Hart Group, Inc., a private management service and investment company, since 1988
   - Rmax, Inc., an insulation manufacturing company, since 1977
- Member of the Board of Trustees, Chairman of the Investment Committee and member of the Academic Policy and Hart E-Center Committees of the Board of Southern Methodist University
- Member of the Board of Trustees and the Terry Sanford Institute of Public Policy of Duke University
- Member of the Board of Trustees and Chairman of Investment Committee of Episcopal School of Dallas

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
(ITEM 1 ON THE PROXY CARD)

BONNIE G. HILL, 62, Director since 1999
- President of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organizational and public policy issues, since 2001
- President and Chief Executive Officer of The Times Mirror Foundation from 1997 to 2001
- Senior Vice President, Communications and Public Affairs of the Los Angeles Times from 1998 to 2001
- Vice President of The Times Mirror Company, a newspaper and publishing company, from 1997 to 2000
- Dean of McIntire School of Commerce at the University of Virginia from 1993 to 1996
- Member of the Board of:
   - AK Steel Holding Corporation
   - Albertson's, Inc.
   - California Water Service Group
   - ChoicePoint Inc. (through April 2004)
   - Hershey Foods Corporation
   - United Way of Greater Los Angeles
   - Goodwill Industries of Southern California
   - Los Angeles Urban League
   - Police Assessment Resource Center

KENNETH G. LANGONE, 68, Director since 1978
- Co-founder of The Home Depot, Inc.
- Lead Director of The Home Depot since 1998
- Chairman of the Board, Chief Executive Officer and President of Invemed Associates, Inc., an investment banking and brokerage firm, for more than five years
- Member of the Board of:
   - ChoicePoint Inc.
   - General Electric Company
   - YUM Brands, Inc.
   - Unifi, Inc.
   - Damon Runyon Cancer Research Foundation
   - The Children's Oncology Society of New York (The Ronald McDonald House of New York)
   - New York Philharmonic
   - Robin Hood Foundation
   - Trustee of New York University
   - Trustee of New York University Leonard Stern School of Business
   - Chairman of New York University School of Medicine

ROBERT L. NARDELLI, 55, Director since 2000
- Chairman of The Home Depot, Inc. since January 2002
- President and Chief Executive Officer of The Home Depot, Inc. since December 2000
- President and Chief Executive Officer of GE Power Systems from 1995 through December 2000
- Member of the Board of The Coca-Cola Company

ROGER S. PENSKE, 67, Director since 2001
- Chairman and Chief Executive Officer of Penske Corporation since 1969
- Chairman of Penske Truck Leasing Corporation since 1982
- Member of the Board of:
   - Delphi Corporation (through May 2004)
   - General Electric Company
   - United Auto Group, Inc.
   - Universal Technical Institute
   - Detroit Renaissance
- Member of The Business Council

                           WE RECOMMEND THAT YOU VOTE
                          FOR THE ELECTION OF EACH OF
                               THESE NOMINEES TO
                             THE BOARD OF DIRECTORS

PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP
(ITEM 2 ON THE PROXY CARD)

WHAT AM I VOTING ON?
A proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for Fiscal 2004. The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as independent auditors. Although the Company's governing documents do not require the submission of the selection of independent auditors to the stockholders for approval, the Board of Directors considers it desirable that the appointment of KPMG LLP be ratified by the stockholders.

WHAT SERVICES DO THE INDEPENDENT AUDITORS PROVIDE?
Audit services provided by KPMG LLP for Fiscal 2003 included the examination of the consolidated financial statements of the Company and services related to periodic filings made with the Securities and Exchange Commission. Additionally, KPMG LLP provided certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations and tax and other services as described in the Audit Committee Report on pages 35-36 of this Proxy Statement.

WILL A REPRESENTATIVE OF KPMG LLP BE PRESENT AT THE MEETING?
One or more representatives of KPMG LLP will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.

WHAT IF THIS PROPOSAL IS NOT APPROVED?
If the appointment of KPMG LLP is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

                             WE RECOMMEND THAT YOU
                          VOTE FOR THE RATIFICATION OF
                           KPMG LLP AS THE COMPANY'S
                            INDEPENDENT AUDITORS FOR
                                  FISCAL 2004

STOCKHOLDER PROPOSAL REGARDING OUTSIDE DIRECTOR TERM LIMITS
(ITEM 3 ON THE PROXY CARD)

Mrs. Evelyn Y. Davis, located at Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, is the beneficial owner of 200 shares of the Company's Common Stock and has submitted the following resolution:

       RESOLVED: "That the stockholders of HOME DEPOT recommend that the Board take the necessary steps so that future outside directors shall not serve for more than six years."

       REASONS: "The President of the U.S.A. has a term limit, so do Governors of many states."

       "Newer directors may bring in fresh outlooks and different approaches with benefits to all shareholders."

       "No director should be able to feel that his or her directorship is until retirement."

       "Last year the owners of 62,037,729 shares, representing approximately
        4.5% of shares voting, voted FOR this proposal."

       "If you AGREE, please mark your proxy FOR this resolution."

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING OUTSIDE DIRECTOR TERM LIMITS

WHAT IS THE RECOMMENDATION OF THE COMPANY?
THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHAT ARE THE LIMITS ON THE LENGTH OF A
BOARD MEMBER'S SERVICE?
Members of the Company's Board of Directors are elected annually, so stockholders have the opportunity to limit the term of any member's service through their votes at each annual meeting of stockholders. In addition, the Company has a policy that a candidate is ineligible for nomination by the Board of Directors if he or she is 72 years old as of the date of the Board of Directors' selection of its nominees.

HOW WOULD MANDATORY TERM LIMITS IMPACT THE COMPANY?
The Company's goal is to have the most competent, experienced and engaged Board of Directors as possible in order to provide leadership to the Company and guidance to executive management. Because of the size and complexity of the Company's business, we believe that directors continue to deepen their understanding of the Company's operations and the issues and challenges facing our business throughout their years of service on the Board of Directors. We believe that placing a limit on the number of years of service for outside directors would arbitrarily deprive the Company of the benefits of the service of directors who have served for a number of years and have acquired valuable knowledge and insights about the Company and the home improvement industry. Replacing these directors solely because of their length of service with new directors could dramatically reduce the effectiveness of the Board of Directors. Finally, because adoption of this proposal would limit stockholder discretion in selecting the best candidates to lead the Company, we do not believe it is in our stockholders' best interests.

HOW OFTEN DOES THE COMPANY EVALUATE ITS BOARD MEMBERS?
The Nominating and Corporate Governance Committee reviews the qualifications of each candidate for nomination when it recommends the slate of nominees that the Board of Directors submits to the stockholders for election each year. The Board of Directors believes that this practice serves the Company and its stockholders well by providing for regular reviews of its directors' qualifications and contributions.

THIS PROPOSAL WAS SUBMITTED LAST YEAR. WHAT WAS THE OUTCOME?
This proposal was presented to the Company's stockholders for consideration at the 2003 annual meeting of stockholders. Over 95% of the votes cast were voted against this proposal.

                           WE RECOMMEND THAT YOU VOTE
                          AGAINST THE ADOPTION OF THIS
                              STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING POISON PILL IMPLEMENTATION
(ITEM 4 ON THE PROXY CARD)

Mr. John Chevedden, located at 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278-2453, is the beneficial owner of 100 shares of the Company's Common Stock and has submitted the following resolution:

                      4 - SHAREHOLDER INPUT ON POISON PILL

       RESOLVED: Shareholders request that our Directors increase shareholder rights and submit the adoption, maintenance or extension of any poison pill to a shareholder vote as a separate ballot item at the earliest possible shareholder election. Also once this proposal is adopted, any dilution or removal of this proposal is requested to be submitted to a shareholder vote as a separate ballot item at the earliest possible shareholder election.

We as shareholders voted in support of this topic:

   Year                Yes Vote
   ----                --------    (based on yes and no votes cast)
   2003                   64%

The 36%-vote for our Directors' objection to this proposal topic in 2003 equaled only 22% of Home Depot shares outstanding. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic and also proposals which are supported by a majority of votes cast (both points apply to Home Depot)(1). This topic also won an overall 60% yes-vote at 79 companies in 2003(2).

  PILLS ENTRENCH CURRENT MANAGEMENT
"They [poison pills] entrench the current management, even when it's doing a poor job. They [poison pills] water down shareholders' votes and deprive them of a meaningful voice in corporate affairs." From "Take on the Street" by Arthur Levitt, SEC Chairman, 1993-2001

  POISON PILL NEGATIVE
"That's the key negative of poison pills - instead of protecting investors, they can also preserve the interests of management deadwood as well". Source:
Morningstar.com

  LIKE A DICTATOR
["Poison pill] That's akin to the argument of a benevolent dictator, who says, "Give up more of your freedom and I'll take care of you." T.J. Dermot Dunphy, CEO of Sealed Air (NYSE) for 25 years

I believe that it is important to take at least a single step here to improve our corporate governance standards since I believe our 2003 governance standards were not impeccable. For instance:
   1) No cumulative shareholder voting.
   2) Shareholder ballots are not confidential.
   3) No shareholder right to act by written consent.
   4) No shareholder right to call a special meeting.

A response by our directors, which could still allow our directors to give a poison pill, with no shareholder vote, would not substitute for this proposal.

  DIRECTOR CONFIDENCE IN THEIR OVERSIGHT
I believe that a Board of Directors, which supports this proposal topic, is sending a powerful signal of confidence in its own oversight skill and corporate strategy.

                       SHAREHOLDER INPUT ON POISON PILLS
                                    YES ON 4

(1) Council on Institutional Investors Corporate Governance Policies, updated September 4, 2003. This is a general recommendation, not one specific to any proposal including this proposal.
(2) IRRC (Investor Responsibility Research Center) Corporate Governance Bulletin, June-September 2003

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING POISON PILL
IMPLEMENTATION

WHAT IS THE RECOMMENDATION OF THE COMPANY?
THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHAT IS A POISON PILL?
A "poison pill" or stockholder rights plan is a defensive measure against a hostile takeover of a Company that works by diluting the ownership of a potential acquiror upon the occurrence of specific events. Stockholder rights plans are designed to strengthen the ability of a board of directors to maximize stockholder value and protect stockholders from abusive or opportunistic takeover tactics by encouraging negotiations with the board of directors of the target company. The ability to adopt a stockholder rights plan does not, however, give a board of directors absolute discretion to veto a proposed business combination. Under Delaware law, the Company's Board of Directors must always act in accordance with its fiduciary duties in adopting and maintaining a stockholder rights plan.

HAS THE BOARD OF DIRECTORS ADOPTED A STOCKHOLDER RIGHTS PLAN?
The Company's Board of Directors has not adopted a stockholder rights plan or "poison pill" and has no present intention to adopt one. Circumstances could arise in the future, however, where the adoption of such a plan could be an important tool for protecting the interests of the Company's stockholders, in compliance with the fiduciary duties of the Board of Directors. Requiring stockholder approval for the adoption of a stockholder rights plan would seriously impede the ability of the Board of Directors to adopt such a plan within an effective timeframe.

IS A TAKEOVER BID LIKELY?
Although we believe a hostile takeover of a company with a market capitalization the size of The Home Depot's is unlikely, if this proposal were implemented, the Board of Directors would not have the flexibility to meaningfully consider a stockholder rights plan in response to a hostile bid. The recommendation to vote against the proposal is based on the Company's belief that restricting the Board of Directors' choices in this way is not in the best interests of the Company's stockholders.

                           WE RECOMMEND THAT YOU VOTE
                          AGAINST THE ADOPTION OF THIS
                              STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING PERFORMANCE GOALS AS A PREREQUISITE TO VESTING OF RESTRICTED STOCK AND DEFERRED STOCK UNITS
(ITEM 5 ON THE PROXY CARD)

American Federation of State, County and Municipal Employees, located at 1625 L Street, N.W., Washington, D.C. 20036, is the beneficial owner of 23,649 shares of the Company's Common Stock and has submitted the following resolution:

       RESOLVED, that the shareholders of The Home Depot, Inc. ("Home Depot") ask the Compensation Committee of the Board of Directors to adopt a policy that a significant portion of restricted stock and deferred stock units granted to senior executives require the achievement of performance goals as a prerequisite to vesting. The policy should be implemented in a way that does not violate any existing employment agreement or the terms of any equity compensation plan.

                              SUPPORTING STATEMENT

Home Depot uses a substantial amount of restricted stock and deferred stock units to compensate its senior executives. From 2000 through 2002, CEO Robert Nardelli received awards with a total value of $48,095,000, and executive vice president Dennis Donovan received awards valued at $21,572,681. The vesting of these awards does not depend on the achievement of any performance goals; rather, they simply vest over time.

We believe that compensation policies should facilitate direct ownership of stock by senior executives to align their interests with those of shareholders. Restricted stock grants also have the virtue of more transparent accounting treatment than stock options, whose cost - unlike that of restricted stock - is not recognized on a company's income statement. However, to provide appropriate incentives, we believe that restricted stock awards should have real downside risk.

There has been significant criticism of the incentive value of restricted stock grants without performance hurdles. An August 11, 2003 editorial in Forbes characterized restricted stock grants without performance targets as "weak incentives for improving performance." WorldCom/MCI corporate monitor and former SEC chairman Richard Breeden opined in his August 2003 governance recommendations that "there is not a strong reason for granting restricted stock rather than simply paying cash unless there are performance hurdles to vesting." Matt Ward, CEO of San Francisco-based Westward Pay Strategies, says restricted stock grants without performance targets create "the lay-low effect: just lay low and don't get fired."

Leading companies have been requiring senior executives to satisfy performance requirements before restricted stock can vest. In its widely publicized 2003 shift from stock options to restricted stock, Microsoft has imposed performance vesting targets on its 600 most senior managers. The performance share units granted to GE CEO Jeffrey Immelt in 2003 similarly require the achievement of goals relating to cash flow from operations and total shareholder return. Home Depot should follow the lead of these companies.

We urge shareholders to vote for this proposal.

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING PERFORMANCE GOALS AS A PREREQUISITE TO VESTING OF RESTRICTED STOCK AND DEFERRED STOCK UNITS

WHAT IS THE RECOMMENDATION OF THE COMPANY?
THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHAT IS THE COMPANY'S COMPENSATION PHILOSOPHY?
The Company's Compensation Committee and management believe that compensation programs for our executive officers should allow the Company to recruit the very best talent, and then focus the executives on the Company's critical goals that translate into long-term business success and stockholder value. For this reason, a large percentage of our executive officers' compensation is based on corporate, divisional and individual performance. In addition, certain compensation awards are designed to replace forfeited retirement and pension benefits for executives recruited from outside the Company. The Compensation Committee believes that these pay practices are critical in the Company's efforts to attract, motivate and retain exceptional business leaders.

WHAT COMPONENTS OF THE COMPANY'S EXECUTIVE COMPENSATION ARE PERFORMANCE-RELATED? The Compensation Committee and management consider performance in establishing every element of executive compensation. Initial compensation arrangements are determined by considering not only the competitive environment, but also the prospective executive's experience, prior scope of responsibilities and success in his or her former position. Base salary merit increases are based on a comprehensive performance management process that assesses prior year performance and future potential. Annual bonuses are awarded pursuant to the Company's Management Incentive Plan ("MIP") based primarily upon each officer's achievement of financial and non-financial performance objectives that are established at the beginning of each fiscal year. Executive officers also receive long-term incentives such as stock options, performance shares awarded pursuant to the Company's Long-Term Incentive Plan, and shares of restricted shares or deferred shares. The value of each of these long-term incentives is determined by the Company's stock price performance over different periods of time ranging from two to five years for stock options, consecutive three year periods for performance shares under the Long-Term Incentive Plan, and three years until retirement for shares of restricted stock. Grants of restricted stock also are used to encourage stock ownership by the Company's executives and to provide retirement benefits.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?
The Compensation Committee and management believe that all of the components of the Company's executive compensation arrangements are competitively performance-related. Adoption of this proposal would reduce the Company's flexibility to offer compensation arrangements in response to the competitive environment and individual circumstances. Consequently, we do not believe that this proposal is in the long-term best interests of the Company's stockholders.

                             WE RECOMMEND THAT YOU
                          VOTE AGAINST THE ADOPTION OF
                           THIS STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING IMPLEMENTATION OF ILO GLOBAL HUMAN RIGHTS
STANDARDS
(ITEM 6 ON THE PROXY CARD)

The Connecticut Retirement Plans and Trust Funds, 55 Elm Street, Hartford, Connecticut 06106-1773, the beneficial owner of 1,050,023 shares of the Company's Common stock, together with The Comptroller of the City of New York, as custodian and trustee of the New York City Employees' Retirement System, the New York City Teachers' Retirement System, the New York City Fire Department Pension Fund and the New York City Police Pension Fund, 1 Centre Street, New York, New York 10007-2341, the beneficial owner of 7,987,609 shares of the Company's Common Stock, have submitted the following proposal:

       WHEREAS, Home Depot Inc. currently has extensive overseas operations, and

       WHEREAS, reports of human rights abuses in the overseas subsidiaries and suppliers of U.S.-based corporations has led to an increased public awareness of the problems of child labor, "sweatshop" conditions, and the denial of labor rights in U.S. corporate overseas operations, and

       WHEREAS, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

       WHEREAS, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and

       WHEREAS, many of these programs incorporate the conventions of the International Labor Organization (ILO) on workplace human rights, and the United Nations' norms on the Responsibilities of Transnational Corporations with Regard to Human Rights ("UN Norms"), which include the following principles:

               1) All workers have the right to form and join trade unions and to Bargain collectively. (ILO Conventions 87 and 98; UN Norms, section D9).

               2) Workers representatives shall not be the subject of
                  discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135; UN Norms, section D9)

               3) There shall be no discrimination or intimidation in
                  employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics. (ILO Conventions 100 and 111; UN Norms, section B2).

               4) Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105; UN Norms, section D5).

               5) There shall be no use of child labor. (110 Convention 138; UN
                  Norms, section D6), and,

       WHEREAS, independent monitoring of corporate adherence to these internationally recognized principles is essential if consumer and investor confidence in our company's commitment to human rights is to be maintained,

       THEREFORE, BE IT RESOLVED that the shareholders request that the company commit itself to the implementation of a code of conduct based on the aforementioned ILO human rights, standards and United Nations' Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights by its international suppliers and in its own international production facilities, and commit to a program of outside, independent monitoring of compliance with these standards.

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING IMPLEMENTATION OF ILO GLOBAL HUMAN RIGHTS STANDARDS

WHAT IS THE RECOMMENDATION OF THE COMPANY?
THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHAT IS THE COMPANY'S POSITION REGARDING HUMAN RIGHTS IN THE WORKPLACE?
Our Company's values require that we have the highest commitment to protecting the rights of our associates throughout the world. We are also committed to doing business with vendor partners who respect the rights of their employees. Our vendors and suppliers must comply with the standards of ethical and legal behavior prevailing in their respective locations as a condition of their continuing a business relationship with our Company.

WHAT WORKPLACE STANDARDS DOES HOME DEPOT REQUIRE OF ITS VENDORS?
We will not do business with any vendor that employs child or forced labor, and we require vendors to comply with all laws of the jurisdictions in which they do business. In addition, we require vendors located outside of the United States from whom we directly purchase merchandise to comply with other ethical standards for vendors and suppliers as stated in our vendor buying agreements.

WHAT HAS HOME DEPOT DONE RECENTLY TO IMPLEMENT THESE STANDARDS?
In 2001, the Company updated its code of ethical standards for vendors and suppliers. As a result, we required that thousands of our vendors sign an agreement stating that they would comply with our ethical standards, including:
- paying fair wages;
- maintaining reasonable, legal work hours;
- not using child or forced labor;
- providing safe and healthy work conditions; and
- employing workers based on their ability to perform the job and being committed to basic principles of human rights.

HOW DO YOU ENSURE COMPLIANCE WITH THESE STANDARDS?
We use independent firms to inspect both the quality of the merchandise we purchase and the factories of global vendors from which we directly source merchandise. The managers of these factories must sign documents confirming their compliance with our standards regarding child labor and forced labor prior to the release of shipments of merchandise.

WHAT IF THESE VENDORS FAIL TO COMPLY WITH THESE POLICIES?
If we discover that a particular factory used by a global vendor from whom we directly source merchandise violates our standards, we take appropriate corrective actions, which could include canceling the outstanding orders for merchandise, prohibiting future use of the non-complying factory or terminating our relationship with the vendor.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?
Our philosophy toward our associates and the requirements we place on our global vendors from whom we directly purchase merchandise reflect principles that are similar to the goals espoused by the proponent of this proposal and similar groups. We already commit resources in this area. Having addressed the issues presented by the proposal, we do not believe that adoption of the proposal would enhance our values, our commitment to our associates or the standards required of our vendors.

                             WE RECOMMEND THAT YOU
                          VOTE AGAINST THE ADOPTION OF
                           THIS STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING FUTURE SEVERANCE AGREEMENTS
(ITEM 7 ON THE PROXY CARD)

Trowel Trades S&P 500 Index Fund, located at Post Office Box 75000, Detroit, Michigan 48275, is the beneficial owner of 46,500 shares of the Company's Common Stock and has submitted the following resolution:

       RESOLVED: that the shareholders of The Home Depot, Inc. ("the Company") urge the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executives' base salary plus bonus. "Future severance agreements" include employment agreements containing severance provisions, retirement agreements and agreements renewing, modifying or extending existing such agreements. "Benefits" include lump-sum cash payments and the estimated present value of periodic retirement payments, fringe benefits, perquisites and consulting fees to be paid to the executive.

                              SUPPORTING STATEMENT

In our opinion, severance agreements as described in this resolution, commonly known as "golden parachutes", are excessive in light of the high levels of compensation enjoyed by senior executives at the Company and U.S. corporations in general.

We believe that requiring shareholder approval of such agreements may have the beneficial effect of insulating the Board of Directors from manipulation in the event a senior executive's employment must be terminated by the Company. Because it is not always practical to obtain prior shareholder approval, the Company would have the option if this proposal were implemented of seeking shareholder approval after the material terms of the agreement were agreed upon.

The California Public Employees Retirement System, the Council of Institutional Investors and Institutional Shareholder Services generally favor shareholder approval of these types of severance agreements. For those reasons, we urge shareholders to vote for this proposal.

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING FUTURE SEVERANCE AGREEMENTS

WHAT IS THE RECOMMENDATION OF THE COMPANY?
THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHAT IS THE COMPANY'S PROCESS FOR APPROVING SEVERANCE ARRANGEMENTS?
The Company's corporate governance requirements provide that the Compensation Committee, a committee comprised entirely of independent directors, approve all severance arrangements for officers of the Company. In addition, the independent members of the Board of Directors must approve the severance arrangements of the Company's President and Chief Executive Officer.

WHY DOES THE COMPANY PROVIDE SEVERANCE ARRANGEMENTS TO CERTAIN EMPLOYEES?
In the competitive recruiting environment in which the Company operates, severance agreements are an integral part of employment arrangements for senior executives, who often must forfeit accumulated equity compensation and retirement and pension benefits in order to accept a new position. Most executives would not accept the risks inherent in a new position and the loss of accumulated benefits without substantial protection in the event that their positions are impacted adversely by a change of control or other unanticipated circumstances. Requiring the Company to obtain stockholder approval of such severance arrangements would put the Company at a competitive disadvantage in its recruiting efforts compared to companies without such a requirement.

HOW WOULD ADOPTION OF THE PROPOSAL AFFECT THE COMPANY'S ABILITY TO RECRUIT?
The Company believes that requiring stockholder approval of severance arrangements that exceed 2.99 times an executive's base salary and bonus is impractical. If adopted, the proposal would place an artificial limit on all future severance agreements because (i) obtaining stockholder approval would require premature disclosure of confidential employment discussions (which could jeopardize the executive's current position), and (ii) most executives would be unwilling to engage in serious employment negotiations with the Company if stockholder approval of severance were required before the agreement could become effective. Even if a candidate agreed to a compensation package requiring stockholder approval of its severance elements, the need for approval at a special meeting or the Meeting of stockholders would result in significant delay and uncertainty for the prospective executive and additional expense for the Company.

COULD THE STOCKHOLDERS APPROVE THE SEVERANCE ARRANGEMENTS AFTER THE
MATERIAL TERMS OF AN EMPLOYMENT AGREEMENT ARE AGREED UPON BY THE
COMPANY AND AN EXECUTIVE?
The proponent's supporting statement suggests that if prior stockholder approval of severance arrangements is impractical, the Company could seek stockholder approval after the material terms of an agreement were agreed upon by the prospective executive and the Company. This "stockholder ratification" procedure is also impractical, as it could place the Company in breach of such agreements with its executives if the requisite stockholder approval could not be obtained, well after the executive had accepted employment with the Company.

HOW WOULD ADOPTION OF THE PROPOSAL CHANGE THE COMPENSATION COMMITTEE'S
PROCESSES?
Adoption of the proposal would provide an absolute numeric standard for all severance arrangements, without regard to the circumstances of the particular individual involved, including, but not limited to, the executive's term of employment, past accomplishments and reasons for separation from the Company. Consequently, the Compensation Committee would not have the flexibility to approve employment arrangements tailored to the recruiting needs of the Company for a specific position and the Company would be at a competitive disadvantage in every instance where an individual was offered more generous severance arrangements by another company.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?
The Company believes that the proposal imposes a rigid limitation without regard for the particular circumstances. As a result, adoption of this proposal essentially substitutes an arbitrary numeric standard for the judgment of the Compensation Committee, which is comprised of independent directors elected by the stockholders to make such important decisions on behalf of the Company. Consequently, we do not believe this proposal is in the best interests of our stockholders.

                             WE RECOMMEND THAT YOU
                          VOTE AGAINST THE ADOPTION OF
                           THIS STOCKHOLDER PROPOSAL

STOCKHOLDER PROPOSAL REGARDING METHOD OF VOTING FOR DIRECTORS
(ITEM 8 ON THE PROXY CARD)

United Brotherhood of Carpenters and Joiners of America, located at 101 Constitution Avenue, N.W., Washington D.C. 20001, is the beneficial owner of 38,700 shares of the Company's Common Stock and has submitted the following resolution:

       RESOLVED: That the shareholders of Home Depot, Inc. ("Company") hereby request that the board of directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that nominees standing for election to the board of directors must receive the vote of a majority of the shares entitled to vote and present in person or by proxy at an annual meeting of shareholders in order to be elected or re-elected to the board of directors.

                              SUPPORTING STATEMENT

Our Company is incorporated in the state of Delaware. Delaware corporate law provides that a company's certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business. (8 Del. C. 1953, Section 216 - Quorum and required vote for stock corporations). Further, the law provides that in the absence of any such specification in the certificate of incorporation or bylaws of the corporation, directors "shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors." Our Company presently does not specify a vote requirement other than a plurality for the election of directors, so Company directors are elected by a plurality of the vote.

We feel that it is appropriate and timely for the board to initiate a change in the threshold vote required for a nominee to be elected to the board of directors. While the governance change proposed would entail a vote of the shareholders, the board of directors is positioned to initiate the amendment process. We believe that in order to make corporate director elections more meaningful at our Company, directors should have to receive the vote of a majority of the shares entitled to be voted in a director election. Under the present system, a director can be re-elected even if a substantial majority of the votes cast is withheld from that director. For example, if there are 100 million votes represented at a meeting and eligible to be cast and 90 million of these votes are withheld from a given candidate, he or she would still be elected with a plurality of the vote despite the fact that 90% of the votes cast withheld support for that nominee's election to the board. We believe that a director candidate that does not receive a majority of the vote cast should not be seated as a director.

It is our contention that the proposed majority vote standard for corporate board elections is a fair and reasonable standard and adoption of such a standard will strengthen the corporate governance processes at our Company. We urge your support of this important governance reform.

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL REGARDING METHOD OF VOTING FOR
DIRECTORS

WHAT IS THE RECOMMENDATION OF THE COMPANY?
THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

HOW ARE THE COMPANY'S DIRECTORS CURRENTLY ELECTED?
The Company is subject to Delaware Law and, as a result, has adopted Delaware's standard provisions on the election of directors. These statutory provisions provide that directors are elected by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote on the election of directors ("Eligible Shares"). For the Company, this means that the nominees for director receiving the highest number of "For" votes of Eligible Shares of Common Stock at the Company's Annual Meeting of Stockholders are elected as directors to fill the number of open positions on the Board.

HOW WOULD THE PROPOSAL CHANGE WHO IS ELECTED AS A DIRECTOR?
The proposal seeks to require that directors be elected by a majority (over 50%) of the votes of the Eligible Shares. Nominees who received less than 50% of such votes would not be formally "elected." However, because an elected director serves until a successor is elected for his or her position, it is possible that incumbent directors would not be "elected" for the positions for which they were nominated, but that the same directors would nevertheless continue to serve as directors because no successors were elected. The requirement that directors be elected by majority vote also makes it possible for there to be a number of nominees who do not receive a majority of the votes cast, thereby leaving one or more positions on the Board of Directors open and unable to be filled with an elected director. In this circumstance, the incumbent director for each open position would continue to serve or, if there were no incumbent director for a position, the Board of Directors could appoint a director to fill the open position.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?
The Company's directors are presently elected under Delaware's standard provisions for the election of members to the Board. Given the possible results of applying the proposal to the election of directors, the Company believes that adopting such proposal has the potential to reduce stockholders' ability to choose who will serve as a director, and unnecessarily complicate the election of directors. For these reasons, the Board of Directors does not believe that this proposal is in the best interests of its stockholders.

                             WE RECOMMEND THAT YOU
                          VOTE AGAINST THE ADOPTION OF
                           THIS STOCKHOLDER PROPOSAL

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to or earned by (i) our Chief Executive Officer, and (ii) the Company's four other most highly compensated executive officers during each of the Company's last three fiscal years:

                                                   SUMMARY COMPENSATION TABLE
                                                                                                  LONG TERM
                                                                                             COMPENSATION AWARDS
                                                       ANNUAL COMPENSATION                 Restricted   Securities
                                                                            Other Annual     Stock      Underlying     All Other
                                        Fiscal     Salary        Bonus     Compensation    Awards(2)      Options     Compensation
Name and Principal Position             ear(1)      ($)           ($)          ($)           ($)            (#)           ($)
---------------------------------------------------------------------------------------------------------------------------------
Robert L. Nardelli                       2003   2,000,000(3)  4,500,000    4,658,114(4)   10,560,100(5)     565,000    498,946(6)
 Chairman, President and                 2002   1,865,384     4,000,000    5,288,284(4)    8,482,500(5)     750,000    393,990
 Chief Executive Officer                 2001   1,528,845     5,000,000    7,265,665(4)    9,050,000(5)   1,000,000     67,300

Francis S. Blake                         2003     600,577       550,000       68,416(9)    1,678,650(10)     70,000     74,420(11)
 Executive Vice President -              2002     474,711     1,200,000(8)    51,960(9)    5,323,000(10)    350,000      2,555
 Business Development &
 Corporate Operations(7)

John H. Costello                         2003     604,231       550,000      118,168(14)   1,678,650(15)    170,000     31,937(16)
 Executive Vice President -              2002     116,346       700,000(13)     --         1,748,600(15)    250,000          0
 Merchandising & Marketing(12)

Dennis M. Donovan                        2003     625,577       500,000      412,657(19)   2,906,150(20)     90,000     92,081(21)
 Executive Vice President -              2002     579,808       420,000      354,960(19)   2,035,800(20)    100,000     22,034
 Human Resources(17)                     2001     444,230     1,005,795(18)  189,081(19)  19,536,881(20)    370,000      4,058

Frank L. Fernandez                       2003     600,577       500,000      124,262(22)   2,046,900(23)     70,000     71,452(24)
 Executive Vice President -              2002     561,538       385,000      122,022(22)   2,035,800(23)    100,000     13,711
 Secretary and General Counsel           2001     444,230       775,000      143,117(22)   4,786,340(23)    370,000      4,712

(1) Fiscal 2003 and the fiscal year ended February 1, 2003 ("Fiscal 2002") include 52 weeks, while the fiscal year ended February 3, 2002 ("Fiscal 2001") includes 53 weeks.

(2) Amounts set forth in the restricted stock awards column represent the value of grants of restricted stock, deferred stock units and deferred shares. The value is calculated by multiplying the closing price of the Company's common stock on the date of grant by the number of shares or units granted. Dividends are paid on shares of restricted stock, deferred stock units and deferred shares.

(3) Mr. Nardelli's base salary of $2,000,000 per year was established by the Board of Directors in April 2002 and was not increased during Fiscal 2003.

(4) Mr. Nardelli's other annual compensation includes (i) $2,352,200, $2,469,600 and $2,587,000 for the forgiveness of a loan and accrued interest in Fiscal 2003, Fiscal 2002 and Fiscal 2001, respectively; (ii) $1,661,793, $2,007,058 and $2,149,360 for tax payments related to the forgiveness of such loan and accrued interest in Fiscal 2003, Fiscal 2002 and Fiscal 2001, respectively; and (iii) $2,178,697 related to Mr. Nardelli's relocation and the sale of his house and related tax payments in Fiscal 2001.

(5) The amount shown for Fiscal 2003 reflects the value of grants of 250,000 and 135,000 deferred shares (sometimes referred to as deferred stock rights) in March and August 2003, respectively. Such deferred shares vest in increments of 37,500, 100,000 and 37,500 shares on March 19 of 2006, 2008 and 2009, in increments of 33,750 shares on August 21 of 2006 and 2009, and in an increment of 142,500 when Mr. Nardelli turns 62. The amount shown for Fiscal 2002 reflects

EXECUTIVE COMPENSATION

the value of 250,000 shares of restricted stock. The restrictions lapse on 25% of such shares of restricted stock on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant and on the remaining 50% of the shares when Mr. Nardelli turns 62. In August 2003, the Compensation Committee approved the exchange of such shares of restricted stock for a grant of an equal number of deferred shares with the same vesting schedule. The amount shown for Fiscal 2001 reflects the value of 250,000 deferred stock units. Such units vest in 20% increments on September 17, 2001 and December 4 of 2001, 2002, 2003 and 2004. At the end of Fiscal 2003, Mr. Nardelli held 1,635,000 deferred stock units with an aggregate market value of $57,993,450.

(6) The amount shown includes (i) matching contributions by the Company to the Company's FutureBuilder Plan on behalf of Mr. Nardelli of $7,000, (ii) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan on behalf of Mr. Nardelli valued at $357,194 and (iii) $134,752 for payments of annual life and long-term disability insurance premiums.

(7)  Mr. Blake joined the Company effective March 21, 2002.

(8) The amount shown includes Mr. Blake's $100,000 signing bonus and an initial incentive payment of $525,000 paid in April 2002.

(9) Mr. Blake's other annual compensation for Fiscal 2003 includes $23,502 for payments made under the Supplemental Executive Compensation Plan. Mr. Blake's other annual compensation for Fiscal 2002 includes (i) $27,815 related to his relocation and (ii) $17,195 for professional fees.

(10) The amount shown for Fiscal 2003 reflects the value of grants of 15,000 and 40,000 shares of restricted stock to Mr. Blake in March and August 2003, respectively. Restrictions lapse on all of the 15,000 shares of restricted stock granted in March 2003 on March 19, 2008. Restrictions lapse on 25% of the 40,000 shares of restricted stock granted in August 2003 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Blake turns 62. The amount shown for Fiscal 2002 reflects the value of grants of 70,000 and 60,000 shares of restricted stock to Mr. Blake in April and August of Fiscal 2002, respectively. For both of these grants, restrictions lapse on 25% of the shares on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Blake turns 62. At the end of Fiscal 2003, Mr. Blake held 185,000 shares of restricted stock with an aggregate market value of $6,561,950.

(11) The amount shown includes (i) matching contributions by the Company to the Company's FutureBuilder Plan on behalf of Mr. Blake of $7,868, (ii) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan on behalf of Mr. Blake valued at $33,163, and (iii) $33,389 for payments of annual life and long-term disability insurance premiums.

(12)  Mr. Costello joined the Company effective November 4, 2002.

(13)  The amount shown includes Mr. Costello's $200,000 signing bonus.

(14) Mr. Costello's other annual compensation for Fiscal 2003 includes $58,065 related to his relocation.

(15) The amount shown for Fiscal 2003 reflects the value of grants of 15,000 and 40,000 shares of restricted stock to Mr. Costello in March and August 2003, respectively. Restrictions lapse on all of the 15,000 shares granted in March 2003 on March 19, 2008. Restrictions lapse on 25% of the 40,000 shares of restricted stock granted in August 2003 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Costello turns 62. The amount shown for Fiscal 2002 reflects the value of a grant of 70,000 shares of restricted stock to Mr. Costello on November 21, 2002. Restrictions lapse on 25% of the shares of restricted stock granted on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Costello turns 62. At the end of Fiscal 2003, Mr. Costello held 125,000 shares of restricted stock with an aggregate market value of $4,433,750.

(16) The amount shown reflects annual life and long-term disability insurance premiums.

(17)  Mr. Donovan joined the Company effective April 2, 2001.

(18) The amount shown includes an initial incentive payment to Mr. Donovan of $430,795.

EXECUTIVE COMPENSATION

(19) Mr. Donovan's other annual compensation for Fiscal 2003 and Fiscal 2002 includes $174,000 for the forgiveness of interest on a loan and $141,732 of related tax payments. Mr. Donovan's other annual compensation for Fiscal 2001 includes $96,933 related to his relocation, together with $66,426 of related tax payments.

(20) The amount shown for Fiscal 2003 reflects the value of grants of 65,000 and 40,000 shares of restricted stock to Mr. Donovan in March and August 2003, respectively. Restrictions on 50,000 of the shares of restricted stock granted in March 2003 lapse on March 19, 2006 and restrictions on the remaining 15,000 shares from the March 2003 grant lapse on March 19, 2008. Restrictions lapse on 25% of the 40,000 shares of restricted stock granted in August 2003 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Donovan turns 62. The amount shown for Fiscal 2002 reflects the value of a grant of 60,000 shares of restricted stock to Mr. Donovan in August 2002. Restrictions lapse on 25% of the shares on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Donovan turns 62. The amount shown for Fiscal 2001 reflects the value of (i) grants of 24,000 shares of restricted stock in April, August and September of 2001 and (ii) a grant of 328,821 deferred stock units in May 2001. Restrictions on the shares of restricted stock lapse on 25% of the shares on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Donovan turns 62. The deferred stock units vest in three increments of 109,607 units on the first, third and fifth anniversaries of the date of Mr. Donovan's date of employment. At the end of Fiscal 2003, Mr. Donovan held 237,000 shares of restricted stock and 328,821 deferred stock units with an aggregate market value of $20,069,671.

(21) The amount shown includes (i) matching contributions by the Company to the Company's FutureBuilder Plan on behalf of Mr. Donovan of $7,094, (ii) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan on behalf of Mr. Donovan valued at $41,902 and (iii) $43,085 for payments of annual life and long-term disability insurance premiums.

(22) Mr. Fernandez's other annual compensation for Fiscal 2003 and Fiscal 2002 includes $29,000 for the forgiveness of interest on a loan and $23,622 of related tax payments. Mr. Fernandez's other annual compensation for Fiscal 2001 includes $75,384 of expenses related to his relocation and $43,401 of related tax payments, which were paid pursuant to the terms of his employment agreement.

(23) The amount shown for Fiscal 2003 reflects the value of grants of 30,000 and 40,000 shares of restricted stock to Mr. Fernandez in March and August 2003. Restrictions on 15,000 of the shares of restricted stock granted in March 2003 lapse on March 19, 2006, and restrictions on the remaining 15,000 shares from the March 2003 grant lapse on March 19, 2008. Restrictions on 25% of the 40,000 restricted shares granted in August 2003 lapse on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Fernandez turns 62. The amount shown for Fiscal 2002 reflects the value of a grant of 60,000 shares of restricted stock in August 2002. Restrictions on 25% of the restricted shares granted in August 2002 lapse on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Fernandez turns 62. The amount shown for Fiscal 2001 reflects a grant of 50,000 deferred stock units and grants of an aggregate of 60,000 shares of restricted stock. The deferred stock units vest in 25% increments on September 17 of 2003, 2004, 2005 and 2006. Restrictions on 25% of the restricted shares lapse on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Fernandez turns 62. At the end of Fiscal 2003, Mr. Fernandez held 191,670 shares of restricted stock and 50,000 deferred shares with an aggregate market value of $8,572,035.

(24) The amount shown includes (i) matching contributions by the Company to the Company's FutureBuilder Plan on behalf of Mr. Fernandez of $7,094, (ii) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan on behalf of Mr. Fernandez of $29,330, and $35,028 for payments of annual life and long-term disability insurance payments.

EXECUTIVE COMPENSATION

The following tables set forth information regarding options to purchase shares of the Company's common stock granted to and exercised by the Company's Named Executive Officers during Fiscal 2003. The Company has no outstanding stock appreciation rights. In accordance with the rules of the Securities and Exchange Commission, the first table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term. Actual gains, if any, on stock option exercises are dependent on the future value of the stock at the time of any option exercise.

                                            OPTION GRANTS IN FISCAL 2003
                                            Individual Grants
                     ---------------------------------------------------------------
                                          Percent of
                        Number of        Total Options                                 Potential Realizable Value at
                        Securities        Granted to      Exercise or                      Assumed Annual Rate of
                        Underlying         Employees       Base Price                   Stock Price Appreciation for
                     Options Granted    in Fiscal Year     Per Share     Expiration             Option Term
       Name                (#)                (%)             ($)           Date          5% ($)          10% ($)
-------------------  ----------------   ---------------   ------------   -----------   -------------   --------------
Robert L. Nardelli       500,000             2.60            24.55        03/18/13       7,719,682       19,563,189
                          65,000             0.34            32.76        08/20/13       1,339,168        3,393,715
Francis S. Blake          70,000             0.36            24.55        03/18/13       1,080,755        2,738,846
John H. Costello          70,000             0.36            24.55        03/18/13       1,080,755        2,738,846
                         100,000             0.52            32.76        08/20/13       2,060,259        5,221,100
Dennis M. Donovan         90,000             0.47            24.55        03/18/13       1,389,543        3,521,374
Frank L. Fernandez        70,000             0.36            24.55        03/18/13       1,080,755        2,738,846

                                  AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND
                                           FISCAL YEAR-END OPTION VALUES
                                                            Number of Securities
                                                           Underlying Unexercised          Value of Unexercised
                     Shares Acquired        Value                Options at              In-the-Money Options at
                       on Exercise        Realized          Fiscal Year-End (#)            Fiscal Year-End ($)
       Name                (#)               ($)        Exercisable    Unexercisable   Exercisable    Unexercisable
-------------------  ----------------   -------------   ------------   -------------   ------------   -------------
Robert L. Nardelli       --                 --           3,600,000       2,215,000         --           5,636,150
Francis S. Blake         --                 --              --             420,000         --             764,400
John H. Costello         --                 --              62,500         357,500        655,625       3,002,275
Dennis M. Donovan        --                 --              92,500         467,500         --             982,800
Frank L. Fernandez       --                 --              92,500         447,550         --             764,400

EXECUTIVE COMPENSATION

The following table sets forth information regarding The Home Depot Long-Term Incentive Plan.

                                            LONG-TERM INCENTIVE PLAN
                                           AWARDS IN LAST FISCAL YEAR
                                                                       Estimated Future Payouts Under Non-Stock
                                                                                  Price-Based Plans
                                              Performance or Other    ------------------------------------------
                       Number of Shares,          Period Until         Threshold        Target        Maximum
       Name          Units or Other Rights    Maturation or Payout      ($ or #)       ($ or #)       ($ or #)
-------------------  ----------------------   ---------------------   ------------   ------------   ------------
Robert L. Nardelli   100% of base salary on    February 2, 2003 -      $1,000,000     $2,000,000     $3,000,000
                        February 2, 2003        January 30, 2006
Francis S. Blake     75% of base salary on     February 2, 2003 -      $  215,625     $  431,250     $  646,875
                        February 2, 2003        January 30, 2006
John H. Costello     75% of base salary on     February 2, 2003 -      $  206,250     $  412,500     $  618,750
                        February 2, 2003        January 30, 2006
Dennis M. Donovan    75% of base salary on     February 2, 2003 -      $  225,000     $  450,000     $  675,000
                        February 2, 2003        January 30, 2006
Frank L. Fernandez   75% of base salary on     February 2, 2003 -      $  215,625     $  431,250     $  646,875
                        February 2, 2003        January 30, 2006

In February 2003, the Compensation Committee granted long-term performance incentive awards to certain senior executives, including the Named Executive Officers shown above, for the Fiscal 2003-2006 performance period. Such awards are intended to provide continuing emphasis on specified financial performance goals that the Committee considers to be important contributors to long-term stockholder value. The awards are payable only if the Company achieves specified levels of total stockholder return (change in stock price over the performance period, plus dividends paid, divided by the beginning stock price) measured against a peer group (companies included in the S&P Retail Composite Index) during the three-year performance period beginning February 2, 2003 and ending January 30, 2006. Awards are payable 50% in cash and 50% in shares of restricted stock to be granted under the Company's Omnibus Plan. The shares of restricted stock vest on the earlier of the third anniversary of the pay-out date or retirement at age 60 with five years of service. As of February 1, 2004, the maximum aggregate pay-out for the Named Executive Officers for the Fiscal 2003-2006 performance period is $5,587,500, to be paid both in cash and shares of restricted stock. Pro rata awards are paid for actual results at the end of the performance period if an executive's employment terminates due to death, disability or retirement and the executive has participated for at least two years of the performance period.

EXECUTIVE COMPENSATION

                               EQUITY COMPENSATION PLAN INFORMATION
                                                                             Number of Securities
                                                                              Remaining Available
                                                                              for Future Issuance
                            Number of Securities                                 Under Equity
                                to be Issued          Weighted-Average        Compensation Plans
                              Upon Exercise of        Exercise Price of      (Excluding Securities
                            Outstanding Options,    Outstanding Options,         Reflected in
      Plan Category          Warrants and Rights     Warrants and Rights         First Column)
--------------------------  ---------------------   ---------------------   -----------------------
Equity Compensation Plans
  Approved by Security
  Holders(1)                     86,003,930(2)             $35.24(3)              133,336,933(4)
Equity Compensation Plans
  Not Approved by Security
  Holders(5)                      3,972,737(6)             $40.75(7)               18,643,914(8)
                                 ----------                                       -----------
     Total                       89,976,667                                       151,980,847
                                 ==========                                       ===========

(1) These plans are the Company's Omnibus Plan, Amended and Restated Employee Stock Purchase Plan (the "ESPP") and the Directors Plan.
(2) Includes an aggregate of 85,279,106 stock options and 668,673 deferred shares and deferred stock rights under the Omnibus Plan, and 56,151 deferred stock units credited to participant accounts under the Directors Plan.
(3) Weighted average exercise price of outstanding options; excludes deferred shares, deferred stock rights and shares of restricted stock under the Omnibus Plan and deferred stock units under the Directors Plan.
(4) Represents 109,515,734 shares under the Omnibus Plan, 21,636,912 shares under the ESPP and 2,184,287 shares under the Directors Plan. The number of shares available for future issuance under the ESPP includes 350,501 shares subject to purchase by associates during the current purchase period. The number of shares subject to purchase is determined by dividing the amount of payroll deductions credited to associates' accounts as of February 1, 2004 by 85% of the fair market value of a share of the Company's common stock on the first day of the ESPP purchase period. The actual number of shares purchased under the ESPP during the purchase period may differ because the plan provides for the right to purchase shares at the lower of 85% of the fair market value of the Company's common stock on the first or last day of the purchase period.
(5) These plans are the Company's Non-U.S. Employee Stock Purchase Plan (the "Non-US ESPP"), the Home Depot FutureBuilder Restoration Plan (the "Restoration Plan"), the Non-Qualified Stock Option and Deferred Stocks Units Plan and Agreement dated December 4, 2000 between Robert L. Nardelli and The Home Depot, Inc., the Deferred Stock Units Plan and Agreement dated as of April 2, 2001 between Frank L. Fernandez and The Home Depot, Inc., the Deferred Stock Units Plan and Agreement dated as of May 31, 2001 between Dennis M. Donovan and The Home Depot, Inc. and the Deferred Stock Units Plan and Agreement dated as of September 17, 2001 between Robert L. Nardelli and The Home Depot, Inc. (collectively, the "Deferred Stock Units Plans and Agreements").
(6) Includes 93,916 deferred stock units under the Restoration Plan and 1,378,821 deferred stock units and 2,500,000 non-qualified stock options under the Deferred Stock Units Plans and Agreements referred to in Note 5.
(7) Weighted average exercise price of outstanding options; excludes rights to purchase shares under the Non-US ESPP, deferred stock units granted under the Restoration Plan and deferred stock units granted under the individual Deferred Stock Units Plans and Agreements.
(8) Represents shares available under the Non-US ESPP. The number of shares available for future issuance under the Non-US ESPP includes 16,613 shares subject to purchase by associates during the current purchase period. The number of shares subject to purchase is determined in the same manner as for the ESPP described above in Note 4.

EXECUTIVE COMPENSATION

DESCRIPTION OF PLANS NOT APPROVED B STOCKHOLDERS:
- RESTORATION PLAN. The primary purpose of the Restoration Plan is to provide additional retirement income to certain key executive employees of the Company and its participating affiliates to reduce the impact of certain provisions of the Internal Revenue Code that limit the maximum benefits that may accrue under the Company's qualified retirement plans. In particular, the Company intends for the plan to offset the effects of the maximum compensation limitation under Code Section 401(a)(17) and the maximum deferral limit under Code Section 402(g) by providing the amount of supplemental retirement income specified in the plan. The plan constitutes an unfunded, non-qualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees. Payments under the plan are made in shares of the Company's common stock.
- DEFERRED STOCK UNITS PLANS AND AGREEMENTS. The number of securities shown for the Deferred Stock Units Plans and Agreements represent shares underlying stock units, payable on a one-for-one basis, that vest over a period of years as described below and fully vest upon employment termination for reasons other than cause or upon the occurrence of a change in control. Deferred Stock Units vest in 150,000 increments under the Deferred Stock Units Plan and Agreement dated as of December 4, 2000 on the December 4, 2000 award date and on each anniversary of the award date until fully vested on December 4, 2004. Deferred Stock Units vest under the Deferred Stock Units Plan and Agreement dated April 2, 2001 in 12,500 increments on April 2 of each of 2003, 2004, 2005 and 2006. Deferred stock units vest under the Deferred Stock Units Plan and Agreement dated as of May 31, 2001 in 109,607 increments on April 2 of each of 2002, 2004 and 2006. Deferred stock units vest in 50,000 increments under the Deferred Stock Units Plan and Agreement dated as of September 17, 2001 on the September 17, 2001 award date and on December 4 of each of 2001, 2002, 2003 and 2004. As of February 1, 2004, 922,107 Deferred
   Stock Units were vested, with payment deferred at the election of the participant beyond the initial payment date on 600,000 of such shares. The Non-Qualified Stock Option and Deferred Stock Units Plan and Agreement dated as of December 4, 2000 includes a grant of 2,500,000 non-qualified stock options at an exercise price of $40.75, said options vesting 20% on the December 4, 2000 award date and an additional 20% on each anniversary thereof until fully vested on December 4, 2004. Options representing 2,000,000 shares were vested on February 1, 2004. The options expire on the tenth anniversary of the date the option first becomes exercisable.

WHAT ARE THE TERMS OF EMPLOYMENT AGREEMENTS WITH THE COMPANY'S NAMED
EXECUTIVE OFFICERS?
The Company has an Employment Agreement dated as of December 4, 2000 with Robert
L. Nardelli retaining him as the President and Chief Executive Officer of the Company. The initial term of the agreement expires on December 31, 2005, and, beginning on January 1, 2003, the term automatically extends so that the remaining term is always three years.

In determining Mr. Nardelli's compensation, the Board focused on competitive levels of compensation for CEOs managing operations of similar size, complexity and performance level and the importance of hiring a President and CEO with the strategic, financial and leadership skills to ensure the Company's continued growth into the foreseeable future. Based on these factors, the Board determined that Mr. Nardelli's annual base salary shall be not less than $1,500,000 and his annual bonus shall be not less than $3,000,000.

The Company believes it is essential that a large portion of our executive officers' total compensation is tied to stock performance, which more closely aligns their interests with the long-term interests of stockholders. To reflect this belief and in recognition that Mr. Nardelli forfeited substantial equity ownership rights provided by his former employer, Mr. Nardelli received two stock option awards pursuant to his employment agreement. The first entitles him to purchase 1,000,000 shares of common stock at $40.75 per share. This stock option was immediately exercisable as of the date of the employment agreement. The second stock option award entitles him to purchase 2,500,000 shares of common stock at $40.75 per share and vests in 500,000 share increments on the date of the employment agreement and each of the first four anniversaries of such date. Beginning in 2003, Mr. Nardelli will receive additional

EXECUTIVE COMPENSATION

annual option awards to purchase no less than 450,000 shares of common stock. The Company also granted him deferred stock units corresponding to 750,000 shares of common stock, which vest 20% per year beginning on the date of the employment agreement. In addition, Mr. Nardelli received a lump sum payment of $50,400 when he entered into the employment agreement.

Mr. Nardelli received a loan from the Company in the amount of $10,000,000, which accrues interest at the rate of 5.87% per year, compounded annually. As a long-term employment incentive, the obligation to repay the loan is forgiven 20% per year, together with accrued interest, on each of the first five anniversaries of the date Mr. Nardelli's employment began if he is employed by the Company on each such date. The loan (and any accrued interest) will be forgiven upon a change of control (as defined in the employment agreement) if Mr. Nardelli is employed by the Company on such date, or upon the date of termination of Mr. Nardelli's employment with the Company prior to December 4, 2005 if such termination is by the Company without cause, by Mr. Nardelli for good reason or by reason of Mr. Nardelli's death or disability. If Mr. Nardelli's employment is terminated by the Company for cause or by Mr. Nardelli other than for good reason, then Mr. Nardelli is required to repay the outstanding principal amount. The Company is required to pay Mr. Nardelli's tax obligations relating to forgiven indebtedness and interest.

To compensate Mr. Nardelli in part for forfeiting retirement benefits made available by his former employer, the Company agreed to provide him with deferred compensation upon any termination of his employment. Beginning on the later of his 62nd birthday or termination of employment, Mr. Nardelli will be entitled to a cash benefit in an annual amount equal to 50% of his salary as of the date of his termination and his most recent annual bonus (or, if greater, the then-current target amount for his bonus but not less than $4,500,000), subject to offset for certain pension benefits paid or payable to Mr. Nardelli by the Company or his prior employers. The amount of the benefit may be reduced if Mr. Nardelli's employment is terminated under certain circumstances, such as if Mr. Nardelli is terminated by the Company for cause or if Mr. Nardelli terminates his employment without good reason, prior to his 62nd birthday and/or prior to the fifth anniversary of the date of the employment agreement.

In addition, if Mr. Nardelli's employment is terminated either by the Company for cause or by Mr. Nardelli other than for good reason, then the Company will pay him all cash compensation accrued but not paid as of the termination date. If Mr. Nardelli's employment is terminated by the Company other than for cause, by Mr. Nardelli for good reason or for any reason within 12 months after a change in control or due to death or disability, Mr. Nardelli will receive certain benefits, including: (1) all cash compensation accrued but not paid as of the termination date; (2) $20,000,000; (3) immediate vesting of unvested equity-based awards and deferred compensation; (4) for each year prior to 2006 for which an annual option award has not yet been granted, a fully vested stock option award in accordance with the agreement; and (5) immediate forgiveness of any outstanding principal and accrued interest of the loan. If Mr. Nardelli's employment terminates due to his retirement after he attains age 62 or upon a change in control of the Company, all equity-based awards made under his employment agreement or otherwise will fully vest and remain exercisable through the end of their original term.

The Company also has employment agreements with Dennis M. Donovan, Executive Vice President - Human Resources, dated as of March 16, 2001, and with Frank L. Fernandez, Executive Vice President, Secretary and General Counsel, dated as of April 2, 2001. The initial term of Mr. Donovan's agreement terminates on December 31, 2005, and beginning on January 1, 2003, automatically extends so that the remaining term is always three years. The initial term of Mr. Fernandez's agreement terminates on April 2, 2004, and beginning on April 2, 2002, automatically extends so that the remaining term is always two years. Each agreement provides that the automatic extensions will continue until either the Company or the employee gives written notice of termination of the extension provision.

The employment agreements provide for each of Messrs. Donovan and Fernandez to receive a base salary of not less than $525,000 per year. Mr. Donovan is eligible for an annual bonus of no less than his then-current base salary. Mr. Fernandez is eligible for an annual bonus of no less than 65% and no more than 100% of his then-current base salary. Both

EXECUTIVE COMPENSATION

Messrs. Donovan and Fernandez were guaranteed a bonus for Fiscal 2001. In connection with the commencement of employment, Messrs. Donovan and Fernandez each received awards of stock options exercisable for 320,000 shares, which vest 25% per year beginning on the second anniversary of the grant date, and awards of deferred stock units corresponding to 328,821 shares and 50,000 shares, respectively. Mr. Donovan's units vest in one-third increments on the first, third and fifth anniversaries of his date of employment and Mr. Fernandez's units vest in increments of 25% annually beginning on the second anniversary of the date of his employment agreement. The agreements provide that for 2002 and subsequent calendar years, Messrs. Donovan and Fernandez are eligible for an annual grant of stock options exercisable for at least 90,000 and 70,000 shares, respectively.

In connection with their relocations, Messrs. Donovan and Fernandez received loans in the amount of $3 million and $500,000, respectively. Interest on the loans accrues at the rate of 5.8% per year. Interest will be forgiven annually on the respective anniversaries of the loans. The loans must be repaid upon the earlier of (1) the fifth anniversary of the date of the loan in the case of Mr. Donovan, and the fourth anniversary of the date of the loan, in the case of Mr. Fernandez, and (2) 90 days following the termination of the employee's employment by the Company for cause or by the employee without good reason. In addition, Messrs. Donovan and Fernandez received lump sum payments of $430,795 and $250,000, respectively, when they entered into their employment agreements. Mr. Donovan was also reimbursed for up to $15,000 of expenses he incurred in connection with the preparation and execution of his employment agreement.

Upon the termination of the employment of either Mr. Donovan or Mr. Fernandez by the Company for cause or by the employee without good reason, the Company will pay the employee all cash compensation accrued but not paid as of the termination date. If the employment of Mr. Donovan or Mr. Fernandez is terminated by the Company other than for cause, by the employee for good reason or for any reason within 12 months after a change in control or due to death or disability, the employee will receive all cash compensation accrued but not paid as of the termination date and certain additional benefits, including salary and target bonus continuation for 24 months and immediate vesting of all unvested equity-based awards. In the event of a change in control, in addition to receiving any protection that is applicable to other senior executives, all grants of equity-based awards to Messrs. Donovan and Fernandez shall become fully vested and exercisable.

Pursuant to their respective agreements, each of Messrs. Donovan and Fernandez has agreed that during the term of his employment and for two years thereafter, he shall not, without the prior written consent of the Company, participate (as defined in the agreements) in the management of certain competitors of the Company. During the same period, each executive has also agreed not to solicit any employee of the Company to accept a position with another entity or to solicit any vendor or customer of the Company to alter its relationship with the Company in any way that would be adverse to the Company.

Under the terms of the agreements with Messrs. Nardelli, Donovan and Fernandez, termination of employment for good reason generally means the occurrence of certain events without the employee's consent, including, among other things,
(1) the Company assigning him duties inconsistent in any material respect with his duties and responsibilities as contemplated by the employment agreement or taking any other action that results in a significant diminution in such employee's position, duties or responsibilities, or (2) failure of the Company to comply with any material provision of the employment agreement. Termination for cause means, among other things, that the employee (1) has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties that results in material economic harm to the Company, subject to certain conditions, or (2) has been convicted of a felony involving theft or moral turpitude. Any determination that cause exists must be approved by a majority of the Company's Board of Directors after giving notice of such meeting to the employee and providing the employee and his legal counsel an opportunity to address the Board at such meeting.

In addition to these and other benefits set forth in the applicable employment agreements, Messrs. Nardelli, Donovan and Fernandez are entitled to participate in the

EXECUTIVE COMPENSATION

benefit plans offered to all executive officers of the Company and to receive the same perquisites as are commonly provided to other senior executives of the Company. The Company will also reimburse them for income taxes applicable to certain specified benefits and payments under the agreement and for excise taxes imposed in the event payments or benefits received by the employee under their respective agreements, or otherwise, result in "parachute payments" under the Internal Revenue Code.

During Fiscal 2002, the Company entered into employment agreements with Francis
S. Blake and John H. Costello, effective March 21, 2002 and November 4, 2002, respectively. The employment agreements provide that Messrs. Blake and Costello will receive annual base salaries of no less than $525,000 and $550,000, respectively. Messrs. Blake and Costello are eligible for an annual bonus equal to 100% of base salary and received a signing bonus of $100,000 and $200,000, respectively. In addition, Mr. Blake received a $25,000 relocation allowance and an initial incentive payment of $525,000 in April 2002. Mr. Costello was guaranteed a bonus for Fiscal 2002 (payable in Fiscal 2003) of $450,000 (less any bonus amounts received from his former employer for Fiscal 2002), and was eligible to receive reimbursement of up to $400,000 for any obligation to repay a signing bonus and/or relocation expenses to his former employer.

In addition to cash compensation, Messrs. Blake and Costello each received non-qualified stock options exercisable for 250,000 shares, which vest in 25% annual increments beginning on the second anniversary of the grant date, and 70,000 shares of restricted stock. Messrs. Blake and Costello are also eligible to participate in the Company's Long-Term Incentive Plan.

Pursuant to their agreements, Messrs. Blake and Costello have each agreed that for 36 months subsequent to termination of employment with the Company he will not, without the prior written consent of the Company, enter into or maintain an employment or contractual relationship with certain competitors of the Company. During the same period, Messrs. Blake and Costello have agreed not to solicit any employee of the Company to terminate his or her relationship with the Company without the prior written consent of the Company.

Upon the termination of the employment of Mr. Blake or Mr. Costello by the Company without cause, or by Mr. Blake or Mr. Costello for good reason, the Company will pay base salary continuation, target incentive and medical coverage for 12 months and 24 months, respectively. In addition, all stock options granted pursuant to the employment agreements will vest and all restrictions on the grants of shares of restricted stock awarded pursuant to the employment agreements shall lapse immediately. During the 12 months after termination, all other unvested stock options shall continue to vest and restrictions on outstanding shares of restricted stock will continue to lapse in accordance with their terms.

In July 2003, Mr. Costello's agreement with the Company was amended in connection with his appointment to the position of Executive Vice President, Merchandising and Marketing. The amendment provides that Mr. Costello will receive an annual base salary of $650,000 and a grant of 100,000 non-qualified stock options, which vest in 25% annual increments beginning on the second anniversary of the grant date. Except as specifically amended, the employment terms in Mr. Costello's original agreement remain in full force and effect.

In addition to these and other benefits set forth in the applicable employment agreements, Messrs. Blake and Costello are entitled to participate in the benefit plans offered to all executive officers of the Company and to receive the same perquisites as are commonly provided to other senior executives of the Company. The Company will also reimburse them for income taxes applicable to certain specified benefits and payments.

COMPENSATION COMMITTEE REPORT

Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the Company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Audit Committee Report and Stock Performance Graph in this Proxy Statement are not incorporated by reference into any other filings with the SEC.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?
Three critical elements comprise our compensation programs for executive officers:
- BASE SALARIES: We provide competitive base salaries that allow us to attract and retain a high performing leadership team. When establishing base salaries, we consider many factors, including the total compensation package, the scope of responsibilities, the years of experience of the individual, and the competitive marketplace. Merit increases, which typically occur in April of each fiscal year, are established based on a comprehensive performance management process that assesses each executive officer's leadership and performance over the previous year, as well as the executive officer's potential for development and performance in the future.
- ANNUAL BONUS: All executive officers participate in our Company's Management Incentive Plan ("MIP"). The MIP is designed to motivate and reward executives by aligning pay with annual performance. The MIP is a cash-based bonus plan that rewards executives for the achievement of financial and non-financial performance objectives that are established at the beginning of each fiscal year. In addition, we consider certain qualitative factors for each executive in determining the total cash bonus to be paid to each executive officer.
- LONG-TERM INCENTIVES: To better align the interests of management with long-term stockholder interests, we provide long-term incentives to executive officers. We deliver long-term incentives typically in the form of stock options, a performance shares/cash plan, shares of restricted stock and deferred shares or deferred stock units. The long-term incentives are designed to reward executives for increasing long-term stockholder value and to retain them at the Company.
   - STOCK OPTIONS: We provide annual non-qualified stock option grants as part of our long-term incentive compensation under the Omnibus Plan. For an executive to receive value from a stock option, the stock price must be above the grant date price after the stock option vests. The Company grants stock options with an exercise price equal to the fair market value of the Company's stock on the date of grant. Generally, stock options may be exercised over a term of ten years from the date of grant, and vest 25% per year beginning on the second anniversary of the grant date. The number of shares subject to equity awards is determined by the Compensation Committee and is based on the individual's position within the Company, job performance, future potential, awards made to executives at comparable companies and other factors. Additionally, certain executive officers have employment agreements that provide that awards of a specified number of stock options be made to such officers, as described under "Executive Compensation" in this Proxy Statement.
   - PERFORMANCE SHARES: Executive officers are eligible to participate in the Company's Long-Term Incentive Plan ("LTIP"). This program rewards management for stockholder return over a three-year period. Performance is relative to a peer group, offsetting stock appreciation as a result of bear and bull market periods. Under the LTIP, executive officers are eligible to receive a targeted amount of shares and cash at the end of a three-year period. The Home Depot's total return to stockholders over the three-year performance period is compared to that of an established peer group of retailers. If the Company's total return to stockholders is at the 70th percentile of the peer group after the three-year period, targeted awards are paid to the executive. No awards are paid if the Company's total return to stockholders is below the 50th percentile of the peer group. Better performance

COMPENSATION COMMITTEE REPORT

       relative to the peer group triggers larger payouts to executives. All performance shares are subject to a three-year vesting provision.
   - RESTRICTED STOCK: Prior to Fiscal 2002, restricted stock was not a core component of our compensation programs. In Fiscal 2002, we began to grant restricted stock to executive officers to (i) serve as a retention mechanism; (ii) align management and stockholder interests by delivering ownership; and (iii) offset the less than competitive supplemental executive retirement benefits offered to our executives. Typically, the restricted stock vests 25% on the third anniversary of the date of grant, 25% on the sixth anniversary and the remaining 50% at age 62, or all at once on the fifth anniversary of the date of grant.
   - DEFERRED SHARES OR DEFERRED STOCK UNITS: From time to time the Company uses deferred shares or deferred stock units to provide equity compensation to an executive officer that permits such officer to defer receipt of and taxation on such compensation until a future date elected by such officer.

WHAT IS THE COMPANY'S PHILOSOPHY OF EXECUTIVE COMPENSATION?
We believe that compensation plays a vital role in achieving short and long-term business objectives that ultimately drive long-term business success. Our compensation programs are designed to focus our executives on the Company's critical goals that translate into long-term stockholder value. As a result, a large percentage of our executive officers' compensation package is variable, based on corporate, divisional and individual performance. Our pay practices support our endeavors to attract, motivate, incentivize and retain exceptional business leaders with demonstrated performance, leadership and potential capabilities to deliver innovative initiatives while concurrently meeting aggressive long-term business objectives.

Such pay practices are highly differentiated based on individual performance, leadership and potential as well as overall enterprise and business unit results. They are assessed in the context of a rigorous performance management process. Furthermore, these practices are responsive to a significant enterprise transformation effort that commenced and continues amidst a challenging economic and business climate.

In February 2003, the Compensation Committee and the Board of Directors approved the Executive Stock Ownership Guidelines. This program will assist in focusing executives on long-term success and stockholder value by requiring executives to hold Company stock over the long term. Under this program, executive officers of the Company will be required to hold shares of common stock with a value equal to a specified multiple of base salary. The multiples for specific positions are shown in the table below:

TITLE                              MULTIPLE OF SALARY
-----                              ------------------
President & Chief Executive
  Officer                                  6X
Executive Vice Presidents                  4X
Division Presidents/Senior Vice
  Presidents                               3X

Shares owned outright, restricted stock, deferred shares, deferred stock units and shares acquired pursuant to the Employee Stock Purchase Plan, FutureBuilder Plan and the Restoration Plan will be counted towards this requirement. Executives will have a period of four years to reach the specified levels of ownership. Once the four-year period has expired, we will review each executive officer's stock holdings on an annual basis. As of April 1, 2004, 14 of 14 executives, including Mr. Nardelli, complied with the stock ownership guidelines.

HOW IS THE CHIEF EXECUTIVE OFFICER COMPENSATED?
The Committee considered a number of factors in determining Mr. Nardelli's cash and equity compensation for Fiscal 2003. The achievement of 20.5% growth in diluted earnings per share, net sales growth of 11.3%, the highest average ticket in Company history of $51.15, continuing success in developing a new foundation for long-term growth, and continuing superior leadership and vision were the primary factors that were considered when determining his compensation. In addition the Compensation Committee considered the Company's strong financial condition with approximately $2.9 billion in cash and short-term investments and over $34.4 billion in total assets.

COMPENSATION COMMITTEE REPORT

During Fiscal 2003, the price of the Company's Common Stock also increased approximately 70%.

For Fiscal 2003, the Board of Directors maintained Mr. Nardelli's salary at $2,000,000 per year, the same salary established in April 2002. Despite strong financial performance during Fiscal 2003, the Board of Directors again maintained his salary at the $2,000,000 per year level for Fiscal 2004. For his performance in Fiscal 2003, Mr. Nardelli was awarded a cash bonus of $4,500,000, and received 565,000 non-qualified stock options and 385,000 deferred shares.

WHAT OTHER FACTORS INFLUENCED EXECUTIVE OFFICER COMPENSATION IN FISCAL 2003?
In determining compensation for the executive team for 2003, we considered the progress that has been made over the last year in the development and implementation of programs designed to transform the Company to better meet the product and service needs of our customers. In conjunction with individual and corporate performance reviews, we work with two nationally recognized compensation consulting firms to establish appropriate compensation benchmarks for our executive officers.

DOES THE COMPENSATION COMMITTEE COMPARE COMPANY SALARIES TO OTHER COMPANIES? Salaries are based on the Compensation Committee's assessment of each officer's past performance and the expectation for future contributions in leading the Company. In addition, the Compensation Committee reviews compensation data for the retail industry and other companies that are similar to the Company in size. The Compensation Committee uses other company compensation data for informational purposes only, and also considers subjective factors relating to the differences between companies.

HOW ARE LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION HANDLED?
Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1,000,000 per employee. The limitation generally does not apply to compensation based on performance goals if certain requirements are met. The Compensation Committee, as much as possible, uses and intends to use performance-based compensation. However, the Committee believes that the Company must attract, retain and reward the executive talent necessary to maximize the return to stockholders and that the loss of a tax deduction may be necessary and appropriate in some circumstances.

WHO PREPARED THIS REPORT?
This report has been furnished by the current members of the Compensation
Committee:
   - Claudio X. Gonzalez, Chair
   - Gregory D. Brenneman
   - Berry R. Cox
   - William S. Davila
   - Richard A. Grasso

AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT AUDITORS

AUDIT COMMITTEE REPORT

WHO SERVED ON THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS?
The members of the Audit Committee at the end of Fiscal 2003 were John L. Clendenin, Chair, Gregory D. Brenneman, Richard H. Brown, William S. Davila, Claudio X. Gonzalez and Bonnie G. Hill. Each member of the Audit Committee is independent under the rules of the Securities and Exchange Commission and The New York Stock Exchange. The Board of Directors has determined that Gregory D. Brenneman, who served on the Audit Committee throughout Fiscal 2003, is an "Audit Committee financial expert" as such term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Exchange Act.

WHAT DOCUMENT GOVERNS THE ACTIVITIES OF THE AUDIT COMMITTEE?
The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee's composition and meetings. The Audit Committee Charter is attached as Exhibit A to this Proxy Statement and is available on the Company's website at www.homedepot.com under Investor Relations.

HOW DOES THE AUDIT COMMITTEE CONDUCT ITS MEETINGS?
During Fiscal 2003, the Audit Committee met with the senior members of the Company's financial management team, our Vice President of Internal Audit and representatives of KPMG LLP, the Company's independent auditors, at each of its meetings. The Audit Committee's agenda was established by the Chair and the Chief Financial Officer. At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues, the report of the Internal Audit department, and a summary of calls received on the Company's anonymous reporting line with respect to fraud and theft matters. The Audit Committee also had private, separate sessions from time to time with representatives of KPMG LLP, the Chief Financial Officer and the Vice President of Internal Audit, at which meetings candid discussions of financial management, accounting and internal control issues took place. Additionally, the Chair had separate discussions regularly with representatives of KPMG LLP, the Chief Financial Officer and the Vice President of Internal Audit.

WHAT MATTERS HAVE MEMBERS OF THE AUDIT COMMITTEE DISCUSSED WITH THE
INDEPENDENT AUDITORS?
In its meetings with representatives of the independent auditors, the Audit Committee asked them to address and discussed their responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:
- Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?
- Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles and Securities and Exchange Commission disclosure requirements?
- Based on the auditors' experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?
- During the course of the fiscal year, have the auditors received any communication or discovered any information indicating any improprieties with respect to the Company's accounting and reporting procedures or reports?

The Audit Committee has also discussed with the auditors that they are retained by the Audit Committee and that the auditors must raise any concerns about the Company's financial reporting and procedures directly with the Audit Committee. Based on these discussions with the independent auditors, the Audit Committee believes it has a basis for its oversight judgments and for recommending that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2003.

WHAT HAS THE AUDIT COMMITTEE DONE WITH REGARD TO THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR FISCAL 2003?
The Audit Committee has:
- reviewed and discussed the audited financial statements with the Company's management; and

AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT AUDITORS

- discussed with KPMG LLP, independent auditors for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

HAS THE AUDIT COMMITTEE CONSIDERED THE INDEPENDENCE OF THE COMPANY'S AUDITORS? The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with KPMG LLP that firm's independence. The Audit Committee has concluded that KPMG LLP is independent from the Company and its management.

HAS THE AUDIT COMMITTEE MADE A RECOMMENDATION REGARDING THE AUDITED FINANCIAL STATEMENTS FOR FISCAL 2003?
Based upon its review and the discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company's Annual Report on Form 10-K for Fiscal 2003.

HAS THE AUDIT COMMITTEE REVIEWED THE FEES PAID TO THE INDEPENDENT ACCOUNTANTS DURING FISCAL 2003?
The Audit Committee has reviewed and discussed the fees paid to KPMG LLP during Fiscal 2003 for audit, audit-related, tax and other services, which are set forth in this Proxy Statement under "Fees Paid to Independent Auditors." The Audit Committee has determined that the provision of the non-audit services is compatible with KPMG LLP's independence.

WHO PREPARED THIS REPORT?
This report has been furnished by the members of the Audit Committee at the end of Fiscal 2003:
- John L. Clendenin, Chair
- Gregory D. Brenneman
- Richard H. Brown
- William S. Davila
- Claudio X. Gonzalez
- Bonnie G. Hill

WHAT IS THE COMPANY'S POLICY REGARDING THE RETENTION OF THE COMPANY'S AUDITORS? The Audit Committee has adopted a policy regarding the retention of the independent auditors that requires pre-approval of all services by the Audit Committee or the Chairman of the Audit Committee. When services are pre-approved by the Chairman of the Audit Committee, notice of such approvals is given simultaneously to the other members of the Audit Committee and presented to the full Audit Committee at its next scheduled meeting.

FEES PAID TO INDEPENDENT AUDITORS

AUDIT FEES
During Fiscal 2003 and 2002, the Company paid KPMG LLP fees in the aggregate amount of $2,700,250 and $2,144,000, respectively, for the annual audit of our financial statements and the quarterly reviews of the financial statements included in our Forms 10-Q.

AUDIT RELATED FEES
During Fiscal 2003 and 2002, the Company paid KPMG LLP $171,000 and $455,500, respectively, for audit-related services which included audits of financial statements of certain employee benefit plans and other entities, audits of certain businesses acquired during the year and review of related SEC filings.

TAX FEES
During Fiscal 2003 and 2002, the Company paid KPMG LLP $675,080 and $655,000, respectively, for tax services. In Fiscal 2003, $137,058 of such fees were for tax return preparation and compliance and $538,022 were for tax consulting and advisory services. In Fiscal 2002 such fees were primarily for tax planning and advice.

ALL OTHER FEES
Aggregate fees billed for all other services rendered by KPMG LLP for Fiscal 2003 and 2002 were $2,875 and $105,000, respectively.

STOCK PERFORMANCE GRAPH

This graph depicts the Company's cumulative total stockholder returns (assuming quarterly reinvestment of dividends) relative to the performance of the Standard & Poor's 500 Composite Stock Index and the Standard & Poor's Retail Composite Index for the five-year period commencing January 31, 1999. The graph assumes $100 invested at the closing price of the common stock of The Home Depot and of each of the other indices on the New York Stock Exchange on January 31, 1999 ("Fiscal 1998"). The points on the graph represent fiscal year-end index levels based on the last trading day in each fiscal year.

                              [PERFORMANCE CHART]

                       Fiscal 1998    Fiscal 1999    Fiscal 2000    Fiscal 2001    Fiscal 2002    Fiscal 2003
-------------------------------------------------------------------------------------------------------------
The Home Depot           $100.00        $138.26        $111.61        $123.65        $52.64         $ 90.10

S&P 500 Index            $100.00        $107.63        $108.44        $ 91.05        $70.59         $ 94.99

S&P Retail Composite
Index                    $100.00        $109.61        $107.24        $119.77        $86.17         $128.80

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table demonstrates the alignment of the interests of the Company's directors and executive officers with the interests of our stockholders by showing how much of our outstanding common stock is beneficially owned by our directors, each of the Named Executive Officers and all directors and executive officers as a group as of April 1, 2004. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1%, based on 2,241,907,929 shares of common stock outstanding.

                                                            Total
                                                          Beneficial    Percent
    Name of Beneficial Owner                             Ownership(1)   of Class
    ----------------------------------------------------------------------------
    Robert L. Nardelli                                      3,790,228(2)   *
    Gregory D. Brenneman                                       26,644      *
    Richard H. Brown                                            9,644(3)   *
    John L. Clendenin                                          39,689      *
    Berry R. Cox                                            2,924,034(4)   *
    William S. Davila                                          37,958      *
    Claudio X. Gonzalez                                        39,769      *
    Richard A. Grasso                                          21,982      *
    Milledge A. Hart, III                                   3,721,251      *
    Bonnie G. Hill                                             17,027      *
    Kenneth G. Langone                                     17,513,804(5)   *
    Roger S. Penske                                            10,269      *
    Francis S. Blake                                          295,033(6)   *
    John H. Costello                                          209,500      *
    Dennis M. Donovan                                         483,390      *
    Frank L. Fernandez                                        413,552      *
    Directors and executive officers as a group (23
      people)                                              31,650,607    1.41%

(1) These amounts include equivalent shares credited under our FutureBuilder Plan and restricted stock granted under the Omnibus Plan. In addition, these amounts reflect shares subject to options exercisable and Deferred Stock Units vested and distributable on or before May 31, 2004 as follows: Robert
    L. Nardelli - 3,787,500; Gregory D. Brenneman - 5,312; Richard H.
    Brown - 5,312; John L. Clendenin - 28,124; Berry R. Cox - 5,868; William S. Davila - 16,162; Claudio X. Gonzalez - 3,437; Richard A. Grasso - 1,250; Milledge A. Hart, III - 5,624; Bonnie G. Hill - 13,124; Kenneth G.
    Langone - 5,624; Roger S. Penske - 3,437; Francis S. Blake - 87,500; John H. Costello - 62,500; Dennis M. Donovan - 197,500; Frank L.
    Fernandez - 197,500; directors and executive officers as a group (23) people - 5,390,310.

(2) This amount includes 1,000 shares held by Mr. Nardelli's wife for which Mr. Nardelli disclaims beneficial ownership and 2,900,000 options held in a grantor retained annuity trust.

(3) This amount includes 1,000 shares held by Mr. Brown's wife, for which Mr. Brown may be deemed to have shared voting and investment power.

(4) This amount includes 855,034 shares held in a grantor retained annuity trust.

(5) This amount includes 6,139 shares held by Mr. Langone's wife for which he disclaims beneficial ownership.

(6) This amount includes 333 shares held by a family trust.

GENERAL

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Board of Directors who served on the Compensation Committee during Fiscal 2003 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

INSIDER TRANSACTIONS
In connection with their employment, each of Robert L. Nardelli, Dennis M. Donovan and Frank L. Fernandez received a loan of $10 million, $3 million and $500,000, respectively, from the Company. The terms of the loans to Messrs. Nardelli, Donovan and Fernandez are more fully described under "Executive Compensation." The maximum amounts outstanding during Fiscal 2003 relating to the loans to Messrs. Nardelli, Donovan and Fernandez were $6,352,200, $3,174,000 and $529,000, respectively. As of March 1, 2004, the amounts outstanding relating to the loans to Messrs. Nardelli, Donovan and Fernandez were $4,037,850, $3,113,623 and $518,066, respectively.

In connection with a relocation at the request of the Company, William E. Patterson, President - Central Division, received a loan of $500,000 from Home Depot U.S.A., Inc., a wholly-owned subsidiary of the Company in October 2001. No interest accrues under the loan. The loan is due and payable on the first to occur of October 29, 2006 or 90 days after the effective date of his resignation or termination. Any payment of principal that is not made when due shall bear interest at a rate equal to the maximum amount permitted by the laws of Illinois. The maximum amount outstanding during Fiscal 2003 and the amount outstanding at the end of Fiscal 2003 relating to the loan was $500,000.

The Home Depot has purchase, finance and other transactions and relationships in the normal course of business with companies with which The Home Depot directors are associated, but which are not sufficiently significant to be reportable. We believe that all of these transactions and relationships during Fiscal 2003 were on terms that were reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in beneficial ownership of the Company's common stock. Directors, executive officers and greater than ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, we believe that during fiscal year 2003, all our directors, executive officers and greater than ten percent beneficial owners complied with these requirements.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS
Rules promulgated by the Securities and Exchange Commission require us to provide an Annual Report to stockholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for Fiscal 2003 (without exhibits or documents incorporated by reference), are available without charge to stockholders upon written request to Investor Relations, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339, by calling (770) 384-4388 or via the Internet at www.homedepot.com.

STOCKHOLDER PROPOSALS
To be considered for inclusion in next year's Proxy Statement or considered at next year's annual meeting but not included in the Proxy Statement, stockholder proposals must be submitted in writing by December 13, 2004. Nominations of candidates to stand for election at the 2005 Annual Meeting of Stockholders must be received 30 days prior to the date of such meeting. All written proposals or nominations should be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339.

OTHER PROPOSED ACTIONS
If any other items or matters properly come before the Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION
Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. In addition, we have hired D.F. King & Co., Inc. to assist us in soliciting proxies, which it may solicit by telephone or in person. We anticipate paying D.F. King a fee of $17,500, plus expenses. We will also reimburse the expenses of brokers, nominees and fiduciaries who send proxies and proxy materials to our stockholders.

EXHIBIT A

                           AUDIT COMMITTEE CHARTER OF

                    THE HOME DEPOT, INC. BOARD OF DIRECTORS

I.  PURPOSE
The primary purpose of the Audit Committee (the "Committee") is to (a) assist the Board of Directors in fulfilling its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the Company's independent auditors' qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors; and (b) prepare any reports required by law to be prepared by the Committee, including any reports required to be included in the Company's annual proxy statement and as otherwise required.

In fulfilling its purpose, the Committee shall review: (a) the financial reports and other financial information of the Company; (b) the Company's systems of internal controls and procedures and disclosure controls and procedures; and (c) the Company's auditing, accounting and financial reporting processes generally. Consistent with this purpose, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not employees of the Company and do not bear any of the responsibilities of management and the Company's independent auditors. As such, it is not the duty or responsibility of the Committee or its members (a) to plan or conduct audits, (b) to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, (c) to design and implement internal controls and procedures and disclosure controls and procedures, or (d) to conduct other types of auditing or accounting reviews or procedures. Each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Company that provide information to the Committee and (b) the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

II.  COMPOSITION
The Committee shall be comprised of three or more directors, as determined by the Board, all of whom shall be independent as determined by the Board pursuant to the standards set forth in Exhibit A of the Company's Corporate Governance Guidelines. In addition to being independent, members of the Committee may not receive any compensation other than directors' fees from the Company. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be an "audit committee financial expert," as such term is defined by the rules and regulations of the Securities and Exchange Commission (the "SEC"). Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Committee shall be elected by the Board annually on the recommendation of the Nominating and Corporate Governance Committee and shall serve until the earlier to occur of her or his resignation or removal or the election and qualification of such member's successor. Unless a Chair of the Committee is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Any member of the Committee may be removed with or without cause by a majority of the Board. All vacancies in the Committee shall be filled by the Board.

III.  MEETINGS
The Committee shall meet at least four times during each fiscal year or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least quarterly with management, the Vice President of Internal Audit and the independent auditors, in separate executive sessions. The Committee may request that any officer or employee of the Company, the Company's outside counsel or the Company's independent auditors attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Meetings of the Committee may be called by the Chief Executive Officer of the Company, the Chair of the Committee or any other two or more members of the Committee. A majority of the Committee shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. The Committee may also act by unanimous written consent. The Committee may delegate authority to act upon specific matters within determined parameters to a subcommittee consisting of one or more members, consistent with applicable law. Any such subcommittee shall report any action to the full Committee at its next meeting. The Committee shall keep a record of its actions and proceedings and make a report thereof from time to time to the Board. In addition, the Committee, or its Chair, should communicate with the independent auditors and management quarterly to review the Company's financial statements consistent with Section IV of this charter.

IV.  POWERS, DUTIES AND RESPONSIBILITIES
The Committee shall have the power, duty and responsibility to:

  A. REVIEW OF DOCUMENTS/REPORTS AND DISCLOSURE MATTERS
 1. Review, at least annually, and, if necessary, revise this Charter periodically as conditions dictate. Upon any revision, submit the revised Charter to the Nominating and Corporate Governance Committee and the Board of Directors for approval.
 2. Review and discuss with management and the independent auditors the Company's annual audited financial statements and other financial information, including the Company's disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Form 10-K. Each such discussion and review shall include, among other things, a discussion of significant issues regarding accounting principles, practices and judgments, and a recommendation to the Board of Directors as to whether the annual audited financial statements should be included in the Form 10-K.
 3. Review and discuss with management and the independent auditors the Company's quarterly financial statements and other financial information, including the Company's disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the results of the independent auditor's review of the quarterly financial statements, prior to filing the Company's Form 10-Q. Each such discussion and review shall include, among other things, a discussion of whether there were any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards ("SAS") 61 therein. The Chair of the Committee may represent the entire Committee for purposes of this review.
 4. Review the significant internal reports to management prepared by the Internal Audit Department and management's responses, which review should consider the integrity of the Company's financial reporting processes and controls.
 5. Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management, including, but not limited to, any:
    (i) management letter; (ii) schedule of unadjusted differences; (iii) listings of adjustments and reclassifications not recorded, if any; (iv) reports on observations and recommendations on internal controls; (v) engagement letter; or (vi) independence letter. In connection therewith, the Committee shall consider the independent auditors' written judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.
 6. Discuss with management the Company's earnings press releases, including the use of "non-GAAP financial measures" as defined by the rules and regulations of the SEC, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may generally address the types of information to be disclosed and the types of presentations to be made in any such communications.
 7. Discuss the guidelines and policies related to risk assessment and risk management, including the Company's major financial exposures and the steps management has taken to monitor and control such exposures.
 8. Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer in accordance with the periodic report certification requirements imposed by the rules and regulations of the SEC, regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.
 9. Review and discuss with management and the independent auditors, as appropriate: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.
10. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested in writing by the independent auditors, management or the Internal Audit Department.
11. Report regularly, and at least quarterly, to the Board. The Committee shall promptly review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance, qualifications and independence of the Company's independent auditors, or the performance of the Company's internal audit function and the Internal Audit Department.

  B. INDEPENDENT AUDITORS
1. The Committee has sole authority to appoint, retain, terminate, evaluate and oversee the Company's independent auditors, including determining the terms of engagement and the resolution of any disagreements between management and the independent auditors regarding financial reporting. Such authority may not be delegated to the Board or management. In exercising such authority, the Committee shall consider, among other things, the independent auditors' independence and effectiveness. The independent auditors shall report directly to the Committee.
2. The Committee shall pre-approve all audit services and permitted non-audit services to be performed by any independent auditors in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder, and has the sole authority to approve the fees and compensation to be paid to the Company's independent auditors for such services. The Chair of the Committee may grant pre-approval of audit and permitted non-audit services, provided that the Chair's pre-approval decisions shall be presented to the full Committee at its next scheduled meeting.
3. Obtain and review the independent auditors' annual report to the Committee. This annual report shall describe: (a) the independent auditors' internal quality control procedures; (b) any material issues raised by the most recent internal quality-control review (or peer review) of the independent auditors or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (c) in order to assess the independent auditors' independence, all relationships between the independent auditors and the Company. The Committee shall review this annual report on at least an annual basis when evaluating the independent auditors, and require updates to such annual report where the Committee believes that it is reasonable to request such updates.
4. Review and discuss annually with the independent auditors all significant relationships the auditors have with the Company to determine their independence and receive a letter from the independent auditors regarding their independence.
5. Review the qualifications, performance and independence of the independent auditors, including the = "audit partners" of the independent auditors (as such term is defined by the rules and regulations of the SEC), and approve any proposed discharge of the independent auditors when circumstances warrant. When evaluating the independent auditors and its audit partners, the Committee should consider: (a) the opinions of the Company's management and Internal Audit Department (or other personnel responsible for the internal audit function); (b) considerations as to independence of the independent auditor, including whether permitted non-audit services are compatible with maintaining the independent auditors' independence; (c) whether the independent auditors' quality controls are adequate; (d) whether, to assure continuing auditor independence, rotation of the audit partners has occurred in accordance with the rules and regulations of the SEC; and (e) whether, to assure continuing auditor independence, there should be a regular rotation of the independent auditors. The Committee shall present the conclusions of its evaluations of the independent auditors and its audit partners to the independent auditors and the Board.
6. Consult periodically with the independent auditors, out of the presence of management and the Internal Audit Department, about internal controls and the completeness and accuracy of the Company's financial statements.
7. Review the independent auditors' audit plan, which review should include the scope of work, staffing, locations, reliance upon management and internal audit and general audit approach.
8. Prior to filing of the Company's year-end earnings and the audit report, discuss the results of the audit with the independent auditors, including matters required to be communicated to audit committees in accordance with SAS 61 and Rule 2-07 of Regulation S-X. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act.

  C. PROCESS AND PROCEDURES
1. Establish regular and separate systems of reporting to the Committee by each of: (a) management; (b) the independent auditors; and (c) the Internal Audit Department regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

2. Review regularly and separately with each of management, the independent auditors and the Internal Audit Department any problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of work or on access to requested information.
3. Review regularly any significant disagreement among management and the independent auditors or the Internal Audit Department in connection with the preparation of the financial statements.
4. Review regularly with the independent auditors: (a) any accounting adjustments that were noted or proposed by the independent auditors but were "passed" by management as immaterial or otherwise; (b) any communications between the persons comprising the audit team of the independent auditors and the national office of the independent auditors respecting auditing or accounting issues presented by the engagement; and (c) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company.
5. Review, with the independent auditors, the Internal Audit Department and management, the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should include a discussion of the responsibilities, budget and staffing of the Company's internal audit function.
6. Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

  D. OTHER POWERS, DUTIES AND RESPONSIBILITIES
1. Prepare annually the report to stockholders and publish the report in the Company's annual proxy statement as required by the SEC.
2. Perform any other activities consistent with this Charter, the Company's By-laws and applicable law as the Committee or the Board deems necessary or appropriate.
3. Periodically review with the Company's General Counsel, significant legal matters that may have a material impact on the financial statements and any material reports, notices or inquiries received from regulators or governmental agencies.
4. Authorize or conduct special investigations and studies that arise out of the Committee's areas of responsibility.
5. Retain, in the Committee's sole authority and discretion, independent or outside counsel, accountants or others to advise and assist the Committee in connection with any of its activities, as the Committee determines necessary to carry out its duties.
6. Determine, and submit to the Company, the Committee's funding needs for payment of: (a) compensation to the independent auditors; (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee's duties; and (c) if applicable, compensation to independent counsel, accountants or any others retained to assist the Committee.
7. Establish, in the Committee's sole authority and discretion, and in accordance with the rules and regulations of the SEC, hiring policies for employees or former employees of the Company's independent auditors.
8. Work with the Nominating and Corporate Governance Committee and the Board of Directors to establish and maintain a process for the annual evaluation of the performance of the Committee and, pursuant to such process, conduct an annual evaluation of the performance of the Committee.

[THE HOME DEPOT LOGO]  THE HOME DEPOT, INC.                    ADMISSION TICKET
                       C/O EQUISERVE TRUST CO., N.A.
                       P.O. BOX 8561
                       EDISON, NJ 08818-8561


2004 ANNUAL MEETING OF STOCKHOLDERS
TIME: May 27, 2004 - 10:00 a.m. Central Time
PLACE: The Westin Galleria Dallas
       Dallas, Texas (see information on back)
AUDIOCAST: Live on the Internet at WWW.HOMEDEPOT.COM                                         (Please detach ticket at perforation.)
-----------------------------------------------------------------------------------------------------------------------------------


               YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

          VOTE-BY-INTERNET                                     VOTE-BY-TELEPHONE
                                             OR
1. Log on to the Internet and go to                        1. Call toll-free
   http://www.eproxyvote.com/hd                               1-877-PRX-VOTE (1-877-779-8683)
2. Follow the easy steps outlined on the                   2. Follow the easy recorded instructions.
   secured website.

 IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.


           DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
-------------------------------------------------------------------------------

    PLEASE MARK                                                            2700
[X] VOTES AS IN
    THIS EXAMPLE.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2
                    AND AGAINST ITEMS 3, 4, 5, 6, 7 AND 8.


1. Election of Directors:       FOR WITHHOLD                         FOR AGAINST ABSTAIN                        FOR AGAINST ABSTAIN
   Nominees:                    [ ]   [ ]    3. Stockholder Proposal [ ]   [ ]     [ ]   7. Stockholder         [ ]   [ ]     [ ]
   (01) Gregory D. Brenneman,                   regarding outside                           Proposal regarding
   (02) Richard H. Brown,                       director term                               future severance
   (03) John L. Clendenin,                      limits.                                     agreements.
   (04) Berry R. Cox,
   (05) Claudio X. Gonzalez,                 4. Stockholder Proposal                     8. Stockholder Proposal
   (06) Milledge A. Hart, III,                  regarding poison pill                       regarding method of
   (07) Bonnie G. Hill,                         implementation.                             voting for directors.
   (08) Kenneth G. Langone,
   (09) Robert L. Nardelli,                  5. Stockholder Proposal
   (10) Roger S. Penske                         regarding performance
                                                goals as a
   ---------------------------                  prerequisite to
   For all nominees except as                   vesting.
   noted above
                         FOR AGAINST ABSTAIN 6. Stockholder Proposal
2. Company Proposal to   [ ]   [ ]     [ ]      regarding
   ratify the                                   implementation of
   appointment of KPMG                          ILO human rights
   LLP as independent                           standards.
   auditors of the
   Company for fiscal
   2004.


                                                  WILL          MARK HERE FOR
                                                  ATTEND        COMMENTS AND/OR
                                                  MEETING       ADDRESS CHANGES


                                Please sign exactly as name appears at left.
                                When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)                                     Date                 Signature(s)                                Date
             -----------------------------------      ---------------             -------------------------------      ------------

              Please Sign This Proxy as Name(s) Appear(s) Above.

                                ADMISSION TICKET


  INFORMATION ABOUT THE HOME DEPOT, INC. 2004 ANNUAL MEETING OF STOCKHOLDERS

        Detailed directions to The Westin Galleria Dallas are available by telephone at (972) 934-9494.


     PLEASE BRING ADMISSION TICKET WITH VALID PICTURE I.D. TO PRESENT FOR
                           ADMISSION TO THE MEETING.
-------------------------------------------------------------------------------
                 NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TIME:
10:00 a.m. Central Time on Thursday, May 27, 2004

PLACE:
The Westin Galleria Dallas
13340 Dallas Parkway, Dallas, Texas 75240

ITEMS OF BUSINESS:
1. To elect the full board of directors.
2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for fiscal 2004.
3. To act on stockholder proposals described in the Proxy Statement.
4. To transact other business properly coming before the meeting.

WHO CAN VOTE:
You can vote if you were a stockholder of record on March 29, 2004.

ANNUAL REPORT:
A copy of our 2003 Annual Report is enclosed with the Proxy Statement.

DATE OF MAILING:
This notice and the Proxy Statement are first being mailed to stockholders on or about April 12, 2004.

                    By the Order of the Board of Directors
                         Frank L. Fernandez, Secretary

                                                    Detach here if mailing
-------------------------------------------------------------------------------
                           PROXY/VOTING INSTRUCTIONS

                             THE HOME DEPOT, INC.
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                      2004 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 27, 2004

The undersigned stockholder hereby appoints ROBERT L. NARDELLI and FRANK L. FERNANDEZ, and each of them, attorneys and proxies for the undersigned with full power of substitution, to act and vote, with the powers the undersigned would possess if personally present, at the 2004 Annual Meeting of Stockholders of The Home Depot, Inc., to be held at The Westin Galleria Dallas, Dallas, Texas, on Thursday, May 27, 2004, at 10:00 a.m., Central Time, and any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" the election of the directors listed in item number 1, "FOR" the approval of item number 2, "AGAINST" the approval of item number 3, "AGAINST" the approval of item number 4, "AGAINST" the approval of item number 5, "AGAINST" the approval of item number 6, "AGAINST" the approval of item number 7, and "AGAINST" the approval of item number 8, and in accordance with the recommendations of the Board of Directors.

Participants in the FutureBuilder Plans may vote their proportionate share of The Home Depot, Inc. common stock held in the plan, by signing and returning this card, or by voting electronically. By doing so, you are instructing the trustee to vote all of your shares at the meeting and at any adjournment, as you have indicated with respect to Proposals 1-8. If this cared is signed and returned without voting instructions, the shares represented by this proxy will be voted by the plan trustee. If this card is not returned or is returned unsigned, shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan.


SEE REVERSE     UNLESS VOTING ELECTRONICALLY OR BY PHONE,           SEE REVERSE
  SIDE    PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE     SIDE